EXHIBIT 10-8

LOAN AGREEMENT

Dated as of November 9, 2012

Between

TNP SRT LAHAINA GATEWAY, LLC,

as Borrower

and

DOF IV REIT HOLDINGS, LLC,

as Lender

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3.1.2	Proceedings.	6
3.1.3	No Conflicts.	6
3.1.4	Litigation.	6
3.1.5	Agreements.	6
3.1.6	Consents.	7
3.1.7	Title.	7
3.1.8	No Plan Assets.	7
3.1.9	Compliance.	7
3.1.10	Financial Information.	8
3.1.11	Condemnation.	8
3.1.12	Easements; Utilities and Public Access.	8
3.1.13	Separate Lots.	8
3.1.14	Taxes and Assessments.	9
3.1.15	Enforceability.	9
3.1.16	Assignment of Leases.	9
3.1.17	Insurance.	9
3.1.18	Licenses.	9
3.1.19	Flood Zone.	9
3.1.20	Physical Condition.	9
3.1.21	Boundaries.	10
3.1.22	Leases.	10
3.1.23	Filing and Recording Taxes.	10
3.1.24	Single Purpose.	11
3.1.25	Tax Filings.	11
3.1.26	Solvency.	11
3.1.27	Federal Reserve Regulations.	11
3.1.28	Organizational Chart.	11
3.1.29	Organizational Status.	12
3.1.30	Bank Holding Company.	12
3.1.31	No Casualty.	12
3.1.32	Purchase Options.	12
3.1.33	FIRPTA.	12
3.1.34	Illegal Activity.	12
3.1.35	Investment Company Act.	12
3.1.36	Use of Property.	12
3.1.37	Fiscal Year.	12
3.1.38	No Other Financing.	12
3.1.39	Contracts.	12
3.1.40	Full and Accurate Disclosure; No Change in Facts.	13
3.1.41	Other Obligations and Liabilities.	13
3.1.42	Ground Lease.	13
3.1.43	Operating Agreements.	14
3.1.44	Bankruptcy Filings.	15
3.1.45	Pledged Collateral.	15

Section 3.2	Survival of Representations; Reliance.	16

ARTICLE 4: BORROWER COVENANTS		16

Section 4.1	Borrower Affirmative Covenants.	16

4.1.1	Payment and Performance of Obligations.	16
4.1.2	Existence; Compliance with Legal Requirements.	16
4.1.3	Taxes and Other Charges.	16
4.1.4	Litigation.	17
4.1.5	Access to Property.	17
4.1.6	Further Assurances; Supplemental Mortgage Affidavits.	17
4.1.7	Financial Reporting.	18
4.1.8	Title to the Property.	20
4.1.9	Estoppel Statement.	20
4.1.10	Leases.	20
4.1.11	Alterations.	23
4.1.12	Approval of Material Agreements and Affiliate Agreements.	23
4.1.13	After Acquired Property.	23
4.1.14	PATRIOT Act.	23
4.1.15	Special Purpose.	24
4.1.16	Ground Lease.	24
4.1.17	Intentionally Deleted	25
4.1.18	Equity Requirement.	25
4.1.19	Major Decisions.	25
4.1.20	Compliance with Material Agreements and Affiliate Agreements.	26

Section 4.2	Borrower Negative Covenants.	26

4.2.1	Due on Sale and Encumbrance; Transfers of Interests.	26
4.2.2	Liens.	27
4.2.3	Dissolution.	27
4.2.4	Change in Use.	27
4.2.5	Debt Cancellation.	27
4.2.6	Intentionally Omitted.	27
4.2.7	Zoning.	27
4.2.8	Intentionally Omitted.	28
4.2.9	No Joint Assessment.	28
4.2.10	Principal Place of Business.	28
4.2.11	Change of Name, Identity or Structure.	28
4.2.12	Intentionally Omitted.	28
4.2.13	ERISA.	28
4.2.14	Compliance with Restrictive Covenants, Etc.	29
4.2.15	Operating Agreements.	29
4.2.16	Embargoed Person.	29

ARTICLE 5: INSURANCE, CASUALTY AND CONDEMNATION		30

Section 5.1	Insurance.	30

5.1.1	Insurance Policies.	30
5.1.2	Insurance Company.	34

Section 5.2	Casualty and Condemnation.	34

5.2.1	Casualty.	34
5.2.2	Condemnation.	35
5.2.3	Casualty Proceeds.	35

Section 5.3	Delivery of Net Proceeds.	36

5.3.1	Minor Casualty or Condemnation.	36
5.3.2	Major Casualty or Condemnation.	36

ARTICLE 6: CASH MANAGEMENT AND RESERVE FUNDS		40

Section 6.1	Cash Management Arrangements.	40
Section 6.2	Required Repairs Funds.	40

6.2.1	Deposit of Required Repairs Funds.	40
6.2.2	Release of Required Repairs Funds.	41

Section 6.3	Tax Funds.	42

6.3.1	Deposits of Tax Funds.	42
6.3.2	Release of Tax Funds.	42

Section 6.4	Insurance Funds.	42

6.4.1	Deposits of Insurance Funds.	42
6.4.2	Release of Insurance Funds.	43

Section 6.5	Intentionally Omitted.	43
Section 6.6	Rollover Funds.	43

6.6.1	Deposits of Rollover Funds.	43
6.6.2	Release of Rollover Funds.	44

Section 6.7	Ground Rent Funds.	44

6.7.1	Deposits of Ground Rent Funds.	44
6.7.2	Release of Ground Rent Funds.	44

Section 6.8	Operating Expenses.	45
Section 6.9	Excess Cash Flow Funds.	45
Section 6.10	Security Interest in Reserve Funds.	45

6.10.1	Grant of Security Interest.	45
6.10.2	Interest on Certain Reserve Funds; Income Taxes.	45
6.10.3	Prohibition Against Further Encumbrance.	46

Section 6.11	Property Cash Flow Allocation.	46

6.11.1	Order of Priority of Funds in Cash Management Account.	46
6.11.2	Failure to Make Payments.	47
6.11.3	Application After Event of Default.	47

Section 6.12	Security Deposits.	47

6.12.1	Deposits into Tenant Security Account.	47
6.12.2	Disbursements from Tenant Security Account.	48
6.12.3	Delivery of Lease Letter of Credit.	48
6.12.4	Draws Upon Lease Letters of Credit.	48
6.12.5	Expiring Lease Letters of Credit.	49
6.12.6	Indemnity.	49

ARTICLE 7: PROPERTY MANAGEMENT		49

Section 7.1	The Management Agreement.	49
Section 7.2	Prohibition Against Termination or Modification.	49
Section 7.3	Replacement of Manager.	50

ARTICLE 8: PERMITTED TRANSFERS		50

Section 8.1	Permitted Transfer of the Property.	50
Section 8.2	Permitted Equity Transfers.	51
Section 8.3	Replacement Guarantor.	51
Section 8.4	Costs and Expenses.	52

ARTICLE 9: SALE AND SECURITIZATION OF MORTGAGE; LOAN REFINANCE		53

Section 9.1	Sale of Mortgage and Securitization.	53
Section 9.2	Securitization Indemnification.	54
Section 9.3	Severance Documentation.	56
Section 9.4	Secondary Market Transaction Costs.	57
Section 9.5	Loan Refinance.	57

ARTICLE 10: DEFAULTS		57

Section 10.1	Events of Default.	57
Section 10.2	Remedies.	61
Section 10.3	Lender’s Right to Perform.	62

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SCHEDULES

Schedule I	-	Definitions
Schedule II	-	Rent Roll
Schedule III	-	Intentionally Deleted
Schedule IV	-	Organizational Chart
Schedule V	-	Required Repairs
Schedule VI	-	Secondary Market Transaction Information
Schedule VII	-	Material Agreements and Affiliate Agreements

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November             , 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between DOF IV REIT HOLDINGS, LLC, a Delaware limited liability company, having an address at 230 Park Avenue, 12th Floor, New York, New York 10169 (together with its successors and assigns, “Lender”) and TNP SRT LAHAINA GATEWAY, LLC, a Delaware limited liability company, having an address at 1900 Main Street, Suite 700, Irvine, California 92614 (together with its successors and permitted assigns, “Borrower”).

W I T N E S S E T H :

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of the Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

ARTICLE 1: DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions.

For all purposes of this Agreement, except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the respective meanings set forth on Schedule I attached hereto.

Section 1.2 Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2: THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2 The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith in the stated principal amount of Twenty Nine Million and 00/100 Dollars ($29,000,000.00) executed by Borrower and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the “Note”) and shall be repaid in accordance with the terms of this Agreement and the Note.

2.1.3 Use of Proceeds. Borrower shall use the proceeds of the Loan to: (a) acquire the Property; (b) pay and discharge any existing loans, if any, relating to the Property; (c) pay all past-due Taxes, insurance premiums and Other Charges, if any, in respect of the Property; (d) make initial deposits of the Reserve Funds; (e) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender; and (f) fund any working capital requirements of the Property, as approved by Lender. Any excess proceeds may be used for any lawful purpose.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Subject to the further provisions of this Agreement, including, without limitation, Sections 2.2.2 and 2.2.4 hereof, the Outstanding Principal Balance shall bear interest throughout the Term at the Interest Rate.

2.2.2 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date the Default occurred which led to such Event of Default, without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

2.2.3 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

2.2.4 Usury Savings. The Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by any Legal Requirements, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments; Term of Loan.

2.3.1 Payments Before Stated Maturity Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through and including the next succeeding thirtieth (30th) day of a calendar month, whether such thirtieth (30th) day shall occur in the calendar month in which the Closing Date occurs or in the month immediately succeeding the month in which the Closing Date occurs. Each interest accrual period (the “Interest Period”) thereafter shall commence on the first (1st) day of each calendar month during the Term and shall end on and include the last calendar day of the same calendar month. Commencing on the Monthly Payment Date occurring on January 1, 2013 and on each Monthly Payment Date thereafter through the twelfth (12th) calendar month of the Term, Borrower shall make the monthly payment set forth on Exhibit A to Lender (each such payment, a “Monthly Debt Service Payment”), which payments shall be applied in accordance with the terms of the Cash Management Agreement. Commencing on the Monthly Payment Date occurring on December 1, 2013, and on each Monthly Payment Date thereafter through the remainder of the Term, the Monthly Debt Service Payment that Borrower shall make to Lender shall be an interest only payment calculated on the Outstanding Principal Balance determined pursuant to Section 2.2.3 hereof, which payments shall be applied in accordance with the terms of the Cash Management Agreement. All amounts due under this Agreement and the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

2.3.2 Payment on Maturity Date. The Loan shall mature on the Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due under the Loan Documents.

2.3.3 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, including the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by any Legal Requirements, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.4 Closing Payment. Simultaneously with the execution of this Agreement, Borrower shall pay the Closing Payment to Lender. Each of Borrower and Lender hereby agree to treat he Closing Payment as a reduction in the issue price (as the term is used in Section 1273(a)(1)(B) of the Code) of the Loan for (and solely for) U.S. federal, state and local income tax purposes.

2.3.5 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 4:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made under any Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

(c) All payments required to be made by Borrower under the Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Subject to Section 2.4.3 hereof, Borrower may prepay on any Business Day, at its option and upon not less than thirty (30) days irrevocable prior notice to Lender, the Outstanding Principal Balance in whole only. Any prepayment received by Lender under this Section 2.4.1 shall be accompanied by: (a) all interest which would have accrued on the principal amount prepaid through, but not including, the next occurring Monthly Payment Date (or, if such prepayment occurs on a Monthly Payment Date, through, but not including, such Monthly Payment Date); (b) all other sums due and payable under the Loan Documents, (c) all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such prepayment; and (d) to the extent that any such prepayment is made prior to the last calendar month of the Term of the Loan, an amount equal to the Yield Maintenance Premium. For purposes hereof, the term “Yield Maintenance Premium” shall mean the sum that shall be sufficient (as determined by Lender, which determination shall be conclusive in the absence of manifest error) to ensure that Lender shall have earned a minimum of total return of 1.50x multiple on the Loan. The Yield Maintenance Premium shall be deemed earned by Lender upon the funding of the Loan, shall be required whether payment is made by Borrower or any other Person, and may be included in any bid by Lender at a foreclosure sale. Notwithstanding the foregoing, a portion of the Yield Maintenance Premium that is calculated based upon a loan amount of $20,000,000 shall not be due and payable by Borrower in the event that the prepayment of the Loan is in connection with a refinance of Loan in accordance with Section 9.5 hereof. Borrower acknowledges that the provisions of this Section 2.4.1 were independently bargained for and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan. Notwithstanding any provision of this Agreement or the Note to the contrary, Borrower’s notice of prepayment in accordance with this Section 2.4.1 shall be irrevocable, and the Outstanding Principal Balance shall be absolutely and unconditionally due and payable on the date specified in such notice.

2.4.2 Mandatory Prepayments.

(a) On the next occurring Monthly Payment Date following the date on which Lender actually receives a distribution of Net Proceeds, if Lender does not make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt in any order, proportion and priority as Lender may determine in its sole and absolute discretion. Any prepayment received by Lender under this Section 2.4.2 shall be (a) subject to Section 2.4.3 hereof and (b) accompanied by (i) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date, (ii) all other sums due and payable under the Loan Documents, and (iii) all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such prepayment. Provided that no Event of Default shall have occurred and be continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.4.2.

(b) On each of December 1, 2012 and January 1, 2013, Borrower shall make to Lender a mandatory prepayment of Three Hundred Thirty Three Thousand Three Hundred Thirty Three and No/100 Dollars ($333,333). In addition to the foregoing, on February 1, 2013, Borrower shall make to Lender a mandatory prepayment of Three Hundred Thirty Three Thousand Three Hundred Thirty Four and No/100 Dollars ($333,334). For avoidance of doubt, Borrower acknowledges and agrees that, pursuant to this subsection (b), Borrower is required to prepay the Outstanding Principal Balance by One Million ($1,000,000) Dollars, in the aggregate, no later than February 1, 2013.

2.4.3 Prepayments After Default. If, after the occurrence and during the continuance of an Event of Default, prepayment of all or any part of the Debt is tendered by Borrower (which tender may be rejected by Lender to the extent permitted by applicable Legal Requirements) or otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed: (a) to have been made on the next occurring Monthly Payment Date and such prepayment shall be applied first to the Monthly Debt Service Payment due on such date; and (b) to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, in addition to the Debt, or portion thereof then being prepaid or satisfied: (i) an amount equal to the greater of: (x) five percent (5%) of the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied; or (y) the Yield Maintenance Premium on the Outstanding Principal Balance, or portion thereof then being prepaid or satisfied, as of the date such prepayment is paid to Lender; (ii) all interest which would have accrued on the principal amount prepaid through, but not including, such Monthly Payment Date; (iii) if such prepayment occurs prior to the sale of the Loan in a Secondary Market Transaction, Hedge Losses; (iv) all other sums due and payable under the Loan Documents; and (v) all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with such prepayment.

Section 2.5 Intentionally Omitted.

Section 2.6 Intentionally Omitted.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations.

Borrower represents and warrants to Lender that:

3.1.1 Organization. Each of Borrower, Sole Member and Holdings is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect, and Borrower, Sole Member and Holdings have each taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated by the Loan Documents.

3.1.2 Proceedings. The Loan Documents have been duly authorized, executed and delivered by Borrower, Sole Member and Holdings, as applicable, and constitute a legal, valid and binding obligation of Borrower, Sole Member and Holdings enforceable against Borrower, Sole Member and Holdings in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution and delivery of the Loan Documents by Borrower, Sole Member and Holdings and the performance of their Obligations under the Loan Documents will not conflict with any provision of any law or regulation to which Borrower, Sole Member or Holdings is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s, Sole Member’s or Holdings’ organizational documents or any agreement or instrument to which Borrower, Sole Member or Holdings is a party or by which it is bound, or any order or decree applicable to Borrower, Sole Member or Holdings, or result in the creation or imposition of any Lien on any of Borrower’s, Sole Member’s or Holdings assets or property (other than pursuant to the Loan Documents).

3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against Borrower, Sole Member, Holdings, any Guarantor, Manager or the Property in any court or by or before any other Governmental Authority which, if adversely determined, might have a Material Adverse Effect.

3.1.5 Agreements. Neither Borrower, Sole Member nor Holdings is in default with respect to any order or decree of any court or any order, regulation or demand of any

Governmental Authority, which default might have a Material Adverse Effect. Neither Borrower, Sole Member nor Holdings is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower, Sole Member or Holdings of, or compliance by Borrower, Sole Member or Holdings with, the Loan Documents or the consummation of the transactions contemplated hereby.

3.1.7 Title. Borrower has good, marketable and insurable leasehold title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Loan Documents, (b) materially and adversely affect the value of the Property, (c) impair the use or operation of the Property, or (d) impair Borrower’s ability to pay its Obligations in a timely manner. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage.

3.1.8 No Plan Assets. As of the date hereof and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA, (c) Borrower is not and will not be or constitute the assets of a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investment of, or fiduciary obligations with respect to, governmental plans.

3.1.9 Compliance. Borrower, Sole Member, Holdings and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. None of Borrower, Sole Member of Holdings is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might have a Material Adverse Effect. There has not been committed by Borrower, Sole Member or Holdings or, to the knowledge of Borrower, on its behalf and on behalf of Sole Member or Holdings, any other Person in occupancy of or involved with the operation or use of the Property any act or omission which may give any Governmental Authority the right to cause Borrower, Sole Member or

Holdings to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s, Sole Member’s or Holding’s Obligations under any of the Loan Documents. The Property is used exclusively for a shopping center and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

3.1.10 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Sole Member, Holdings, Guarantor and the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of the Property as of the date of such reports, and (c) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Borrower, Sole Member, Guarantor or Holdings has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower, Sole Member, Holdings, Guarantor or the Property from that set forth in said financial statements.

3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12 Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

3.1.13 Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14 Taxes and Assessments. All Taxes and governmental assessments owing in respect of the Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established hereunder. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Sole Member or Holdings, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower, Sole Member and Holdings has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17 Insurance. Borrower has obtained and has delivered to Lender original certificates evidencing all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims are pending with respect to the Property under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.19 Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

3.1.20 Physical Condition. Except as set forth in a physical condition report prepared by National Due Diligence Services, dated September 24, 2012, a copy of which has been delivered to Lender, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are insured against by the Title Insurance Policy.

3.1.22 Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached hereto as Schedule II is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule II, (b) the Leases identified on Schedule II are in full force and effect, there are no defaults thereunder by either party, and Borrower has not received any notice of termination with respect to any such Leases, (c) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (excluding security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, (g) the Tenants under the Leases have accepted possession and are in occupancy of, and are open for business and conducting normal business operations at, all of their respective demised premises, and are paying full, unabated rent under the Leases, (h) Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at the Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements, (i) each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings, (j) no Tenant under any Lease (or any sublease) is an Affiliate of Borrower, any Guarantor or Manager, (k) no Tenant under any Lease is in default under the terms and conditions of such Lease, (l) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing, (m) Borrower has not assigned or pledged any of the Leases, the rents thereunder or any interest therein except to Lender, (n) no Tenant or other Person has any option, right of first refusal or offer or any other similar right to purchase all or any portion of, or interest in, the Property, (o) no Tenant has the right to terminate its Lease prior to the expiration of the stated term thereof except, to the extent contained in the Lease, in the event of the destruction or condemnation of substantially all of the Property, (p) no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, and (q) all existing Leases are subordinate to the Mortgage and the Assignment of Leases and provide that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale.

3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

3.1.24 Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since Borrower’s creation, as of the date hereof and until such time as the Obligations shall be paid and performed in full, Borrower has complied with, is in compliance with, and shall comply with the requirements of a Special Purpose Entity.

3.1.25 Tax Filings. To the extent required, Borrower, Sole Member and Holdings have each filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local taxes, charges and assessments payable by Borrower, Sole Member or Holdings, as applicable. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26 Solvency. Borrower, Sole Member, Holdings and Guarantor: (a) have not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and immediately following the making of the Loan, will be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower).

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

3.1.28 Organizational Chart. The organizational chart attached as Schedule IV hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule IV have any ownership interest in, or right of control, directly or indirectly, in Borrower.

3.1.29 Organizational Status. Borrower’s exact legal name is: TNP SRT Lahaina Gateway, LLC. Borrower is a limited liability company, and the jurisdiction in which Borrower is organized is Delaware. Borrower’s Tax I.D. number is 45-5552343 and Borrower’s Delaware Organizational I.D. number is 5173792.

3.1.30 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.31 No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

3.1.32 Purchase Options. Neither the Property nor any part thereof or interest therein are subject to any purchase options, rights of first refusal or offer to purchase or other similar rights in favor of third parties.

3.1.33 FIRPTA. Borrower is not a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

3.1.34 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

3.1.35 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.36 Use of Property. The Property consists solely of a retail shopping center and related operations and is used for no other purpose.

3.1.37 Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.38 No Other Financing. Borrower has not borrowed any funds which have not heretofore been repaid in full, except for the Loan.

3.1.39 Contracts.

(a) Neither Borrower, Sole Member nor Holdings has entered into, or is bound by, any Material Agreement or Affiliate Agreement which continues in existence, except those disclosed on Schedule VII.

(b) Each of the Material Agreements or Affiliate Agreements is in full force and effect, there are no monetary or other material defaults by Borrower, Sole Member or Holdings thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Sole Member, Holdings, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Agreements or Affiliate Agreements that remains uncured or in dispute.

(c) Borrower has delivered true, correct and complete copies of the Material Agreements or Affiliate Agreements (including all amendments and supplements thereto) to Lender.

(d) Except for the Affiliate Agreements, no Material Agreement has as a party an Affiliate of Borrower. All Management Agreements were entered into on commercially reasonable terms. All fees and other compensation for services previously performed under the Management Agreement have been paid in full.

3.1.40 Full and Accurate Disclosure; No Change in Facts. All information submitted by and on behalf of Borrower, Sole Member, Holdings or Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of the Loan Documents is true, correct and complete in all material respects. No statement of fact made by Borrower, Sole Member, Holdings or Guarantor in any of the Loan Documents or in any written statement or document furnished by or on behalf of Borrower, Sole Member, Holdings or Guarantor in connection with the Loan or pursuant to the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower, Sole Member, Holdings or Guarantor which has not been disclosed to Lender which could have a Material Adverse Effect, other than with regard to market risk inherent in projecting future operations, and there has been no material adverse change in any condition, fact or circumstance that would make any of the information or statements of fact referenced above inaccurate, incomplete or otherwise misleading in any material respect or that otherwise could have a Material Adverse Effect.

3.1.41 Other Obligations and Liabilities. None of Borrower, Sole Member and Holdings has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a Material Adverse Effect. Each of Borrower, Sole Member and Holdings has no known contingent liabilities.

3.1.42 Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to the Ground Lease:

(a) Recording; Modification. A memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage. There have not been amendments or modifications to the terms of the Ground Lease since its recordation, with the exception of written instruments which have been recorded. The Ground Lease may not be canceled, terminated or surrendered, and none of the terms and provisions of the Ground Lease may be modified, changed, supplemented, altered, amended or waived, without in each case the prior written consent of Lender, except in accordance with Article V.C of the Ground Lease.

(b) No Liens. Except for the Permitted Encumbrances, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the ground lessor’s related fee interest.

(c) Ground Lease Assignable. Borrower’s interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Closing Date) in accordance with the terms thereof. The Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.

(d) Default. As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time and/or the giving of notice, could result in a default under the terms of the Ground Lease. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Borrower nor the ground lessor under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

(e) Notice. The Ground Lease requires the ground lessor to give notice of any default by Borrower to Lender. The Ground Lease, or estoppel letters received by Lender from the ground lessor, further provides that notice of termination given under the Ground Lease is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Lease.

(f) Cure. Lender is permitted the opportunity (including, as expressly set forth in the Ground Lease, sufficient time to gain possession of the interest of Borrower under the Ground Lease) to cure any default under the Ground Lease which is curable after the receipt of notice of the default before the ground lessor thereunder may terminate the Ground Lease.

(g) Term. The Ground Lease has a term which extends not less than twenty (20) years beyond the Stated Maturity Date.

(h) New Lease. The Ground Lease requires the ground lessor to enter into a new lease with Lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(i) Insurance Proceeds. Under the terms of the Ground Lease and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the Outstanding Principal Balance together with any accrued interest thereon.

(j) Subleasing. Except as otherwise provided in Article XII, Paragraph F.4., the Ground Lease does not impose any restrictions on subleasing.

3.1.43 Operating Agreements. The Operating Agreement for each of Borrower, Sole Member and Holdings is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any Operating Agreement, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default under any Operating Agreement.

3.1.44 Bankruptcy Filings. No petition in bankruptcy or insolvency has ever been filed or is pending against Borrower, Sole Member, Holdings, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Holdings or Guarantor or are in control of Borrower, Sole Member, Holdings or Guarantor, and none of Borrower, Sole Member, Holdings, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Holdings or Guarantor or are in control of Borrower, Sole Member, Holdings or Guarantor, has ever made an assignment for the benefit of creditors or taken advantage of any insolvency laws. None of Borrower, Sole Member, Holdings, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Holdings or Guarantor or are in control of Borrower, Sole Member, Holdings or Guarantor, is contemplating either the filing of a petition under any federal, state, local or foreign bankruptcy or insolvency laws or the liquidation of all or a material portion of Borrower’s, Sole Member’s, Holdings’ or Guarantor’s or such shareholder’s, partner’s, member’s or non-member manager’s assets or properties, and none of Borrower, Sole Member, Holdings, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Holdings or Guarantor or are in control of Borrower, Sole Member, Holdings or Guarantor, has any knowledge of any Person contemplating the filing of any such petition against Borrower, Sole Member, Holdings, Guarantor or any of their respective shareholders, partners, members or non-member managers that, directly or indirectly, own ten percent (10%) or more of the legal, beneficial or economic interests in Borrower, Sole Member, Holdings or Guarantor or are in control of Borrower, Sole Member, Holdings or Guarantor.

3.1.45 Pledged Collateral.

(a) Sole Member is the sole owner of one hundred percent (100%) of the equity in Borrower and Holdings is the sole owner of one hundred percent (100%) of the equity in Sole Member. No Lien exists or will exist upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person). The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement or the applicable organizational documents).

(b) The chief place of business of Borrower, Sole Member and Holdings and the office where they keep their records concerning the Pledged Collateral will be located at all times at the address specified as Borrower’s address set forth herein.

(c) The Pledged Collateral have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(d) The Pledge Agreements create a valid security interest in the Pledged Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge Agreement, Lender will succeed to all of the rights, titles and interests of (i) Sole Member in Borrower, and (ii) Holdings in Sole Member, each without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in Sole Member and Borrower, as applicable.

Section 3.2 Survival of Representations; Reliance.

The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full. All representations, warranties, covenants and agreements made in this Agreement or the other Loan Documents by Borrower or any other Restricted Party shall be deemed to have been relied upon by Lender regardless of any investigation made by or on behalf of Lender either prior to or following the date hereof.

ARTICLE 4: BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that throughout the Term:

4.1.1 Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

4.1.2 Existence; Compliance with Legal Requirements. Each of Borrower, Sole Member and Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents. Borrower covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents.

4.1.3 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3 hereof). Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (a) no Default or Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (f) Borrower shall deposit with Lender cash or other security as may be required in the proceeding, or as may otherwise be requested by Lender, to ensure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

4.1.4 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, Sole Member, Holdings any Guarantor or Manager which might have a Material Adverse Effect.

4.1.5 Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given orally) and subject to the rights of Tenants under Leases. Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of Tenants under Leases.

4.1.6 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require;

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall reasonably require from time to time; and

(c) cooperate with Lender, and agree to such amendments, modifications and supplements to this Agreement and the Loan Documents and take such further actions as Lender shall reasonably request, in order for the Loan, and any income from the Loan, to be treated as a qualifying asset and income of a real estate investment trust under Sections 856(c)(3) and

856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, or to comply with any request of Lender or Lender’s outside tax counsel, provided that any such amendments, modifications or supplements, as applicable, will result in a material adverse affect on the Borrower.

4.1.7 Financial Reporting.

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records of account, on an accrual basis, consistently applied in a manner reasonably acceptable to Lender, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given orally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower shall furnish the following to Lender, each prepared in such detail as reasonably requested by Lender and certified by the Chief Financial Officer of Borrower (or his or her designee, which as of the date hereof is James M. A’Hearn, Vice President of Finance and Loan Compliance, subject to Lender’s prior written approval) to be true, complete and correct:

(i) as soon as available, but in any event within thirty (30) days after the end of each calendar quarter, a monthly rent roll for the Property providing the required information as of the end of such calendar quarter;

(ii) as soon as available, but in any event within thirty (30) days after the end of each calendar quarter: (A) a monthly operating statement for the Property detailing for the Property the Gross Revenue received and the Operating Expenses incurred, and such other information pertaining to income and expenses for the Property requested by Lender from time to time; and (B) a pre-leasing and leasing status report for the Property;

(iii) as soon as available, but in any event within ninety (90) days after the close of each Fiscal Year: (A) an annual rent roll, presented on an annual basis consistent with the monthly rent rolls described above; (B) an annual operating statement for the Property presented on an annual basis consistent with the monthly operating statements described above; (C) an annual balance sheet and profit and loss statement for Borrower; and (D) a statement of change of financial position of Borrower, setting forth in comparative form the figures for the previous Fiscal Year;

(iv) on or after the Closing Date, and thereafter as soon as available, but in any event at least thirty (30) days prior to the close of each Fiscal Year, an annual operating budget and forecast for the Property presented on a monthly basis consistent with the information required in the monthly operating statement described above which budgets shall be subject to Lender’s prior written approval, which approval shall not be unreasonably withheld, condition or delayed (such budgets once so approved by Lender, as aforesaid, the “Approved Annual Budget”); and

(v) such other financial information or property management or leasing information (including, without limitation, copies of Borrower’s state and federal tax returns, information on tenants under Leases to the extent such information is available to Borrower or its Affiliates, and an accounting of security deposits) as may be reasonably required by Lender from time to time.

(c) In the event that Borrower must incur an extraordinary Operating Expense that is not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval. Notwithstanding the foregoing, so long as no Default or Event of Default then exists, Lender shall not unreasonably withhold, condition or delay its consent with respect to approving any Extraordinary Expense which is proposed by Borrower with respect to the Property so long as such proposed Extraordinary Expense: (i) ; (ii) will not materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement; (iii) will not materially and adversely affect the value of the Property or the Collateral; (iv) will not materially and adversely impair the use and/or operations of the Property (as currently used); and (v) will not impair Borrower’s ability to pay its Obligations in a timely manner.

(d) If requested by Lender, Borrower shall provide Lender, promptly upon request, a list of tenants (including all affiliates of such tenants) that in the aggregate: (i) occupy five percent (5%) or more (but less than ten percent (10%)) of the total floor area of the Improvements or represent five percent (5%) or more (but less than 10%)) of aggregate base rent; and (ii) occupy ten percent (10%) or more of the total floor area of the Improvements or represent ten percent (10%) or more of the aggregate base rent.

(e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

(f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by Borrower after request therefor).

(g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered: (i) in paper form; (ii) on a diskette or so-called “flash” drive; or (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form. Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 4.1.7 in connection with any Securitization, Secondary Market Transaction, sale, or assignment, in whole or in part, or grant of participation in the Loan to any Person as Lender shall required in connection therewith, to its accountants, attorneys, consultants and other advisors or as required by any laws or regulations applicable to Lender.

(h) Borrower shall cause each Guarantor to provide to Lender: (i) a semi-annual personal financial statement to be delivered within forty-five (45) days after the end of each six (6) month period during each calendar year or close of such party’s fiscal year, as applicable; and (ii) such additional financial information (including, without limitation, copies of state and federal income tax returns) as Lender may reasonably require from time to time (but not more frequently than annually unless an Event of Default exists). Each financial report provided by Guarantor shall be certified by such party to be true, complete and accurate.

4.1.8 Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.

4.1.9 Estoppel Statement.

(a) Each party hereunder shall, within ten (10) Business Days following a request of the other party hereto, furnish a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, and (iv) in the case of a statement furnished by Borrower, any offsets or defenses to the payment and performance of the Obligations.

(b) Borrower shall deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender (provided that Borrower shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided that such certificate may be in the form required under such Lease; and provided, further, that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

4.1.10 Leases.

(a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) have a term of not less than three (3) years (unless Lender approves in writing a shorter term) and not more than ten (10) years, including extensions and renewals (unless Lender approves in writing a longer term), (iv) provide that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (v) be to Tenants that are creditworthy, (vi) be written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (vii) not be to an Affiliate of Borrower, any Guarantor or Manager, (viii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender’s rights under the Loan Documents. Further, all Major Leases and all renewals, amendments and modifications thereof and waivers thereunder executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not, so long as no Event of Default is continuing and so long as no Sweep Event has occurred, be unreasonably withheld or delayed. Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender promptly upon request, with such commercially reasonable changes as may be requested by such Tenants, and which are reasonably acceptable to Lender. Borrower shall pay Lender’s costs and expenses in connection with any such subordination, non-disturbance and attornment agreement, including, without limitation, reasonable legal fees and expenses.

(b) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner; provided, however, Borrower shall not terminate or accept a surrender of a Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor; and (vi) shall promptly furnish to Lender any notice of default or termination received by Borrower from any Tenant, and any notice of default or termination given by Borrower to any Tenant. Upon request, Borrower shall promptly furnish Lender with executed copies of all Leases and a statement of all Tenant security or other deposits.

(c) All security deposits of Tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at a separately designated account under Borrower’s control at the Clearing Bank. After the occurrence of a Sweep Event, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Cash Management Account (which shall then be held by Cash Management Bank in a separate Account), which shall be held by Cash Management Bank subject to the terms of the Leases. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements (i) shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, (ii) shall be issued by an institution reasonably satisfactory to Lender, (iii) shall, if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender), and (iv) shall in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence satisfactory to Lender of Borrower’s compliance with the foregoing.

(d) Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior approval (other than any assignment or sublease expressly permitted under a Major Lease pursuant to a unilateral right of Tenant thereunder not requiring the consent of Borrower).

(e) Notwithstanding anything to the contrary contained in this Section 4.1.10:

(i) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.10, Borrower shall have the right to submit a term sheet of such transaction to Lender for Lender’s approval, such approval not to be unreasonably withheld or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction, including identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower. Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for approval or consent of such term sheet. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period;

(ii) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter with respect to which Lender has not previously approved a term sheet pursuant to Section 4.1.10(e)(i) above, Lender shall use good faith efforts to respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent. If Lender fails to respond to such request within ten (10) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN 10 BUSINESS DAYS”, Lender shall be deemed to have approved or consented to such matter if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period;

(iii) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter that Lender has previously approved a term sheet pursuant to Section 4.1.10(e)(i) above, Lender shall use good faith efforts to respond within five (5) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent. If Lender fails to respond to such request within five (5) Business Days, and Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters “REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN BUSINESS 10 DAYS”, Lender shall be deemed to have approved or consented to such matter if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet; and

(iv) in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet.

(f) Notwithstanding anything to the contrary contained in this Section 4.1.10, provided no Event of Default shall have occurred and remain uncured and not Sweep Event shall have occurred, Borrower shall have the right, without the consent or approval of Lender in any instance, to terminate or accept a surrender of any Lease that is not a Major Lease, except that no termination by Borrower or acceptance of surrender by a Tenant of any Leases shall be permitted unless by reason of a Tenant default and then only in a commercially reasonable manner to preserve and protect the Property.

4.1.11 Alterations. Lender’s prior approval shall be required in connection with (a) any alterations to any Improvements (i) that may have a Material Adverse Effect, (ii) that could adversely affect any structural component or the exterior of any Improvements or any utility or HVAC system at the Property, or (iii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (b) any alteration to any Improvements during the continuance of an Event of Default (any of the foregoing, a “Material Alteration”). If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s Obligations under the Loan Documents any of the following: (1) cash, (2) a Letter of Credit, (3) U.S. Obligations, or (4) other securities acceptable to Lender (including, but not limited to, a payment and/or performance bond), provided that, to the extent applicable, Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. Upon substantial completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens, and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.

4.1.12 Approval of Material Agreements and Affiliate Agreements. Borrower shall be required to obtain Lender’s prior written approval prior to entering into, modifying, amending or terminating any and all Material Agreements or Affiliate Agreements affecting the Property, which approval may be granted or withheld in Lender’s sole discretion.

4.1.13 After Acquired Property. Borrower will grant to Lender a first lien security interest in and to all equipment and other personal property owned by Borrower, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

4.1.14 PATRIOT Act. Borrower will comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

4.1.15 Special Purpose. Borrower shall at all times comply with the requirements of a Special Purpose Entity and shall not take or permit any action that would result in Borrower not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24 and the definition of a Special Purpose Entity.

4.1.16 Ground Lease. Borrower shall (a) pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease as and when such rent or other charge is payable, (b) diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed at least three (3) days prior to the expiration of any applicable grace period therein provided, and (c) promptly notify Lender of the giving of any written notice by the lessor under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed and deliver to Lender a true copy of each such notice. Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend, or waive any of the terms or provisions of, the Ground Lease, in any material respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment and performance of the Obligations and for the performance and observance of the terms, covenants and conditions of the Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend, or waive any of the terms or provisions of, the Ground Lease in any material respect and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of, or waiver of any of the terms or provisions of, the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of Tenants, subtenants and other occupants under the Leases or of parties to any Operating Agreement, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Property at any reasonable time, on reasonable notice (which may be given orally) and from time to time for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrower hereby agrees to pay to Lender within five (5) days after demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Mortgage. If the lessor under the Ground Lease shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made at any time within one (1) year prior to the last day upon which any such option may be exercised, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained, which approval shall not unreasonably be withheld.

4.1.17 Intentionally Deleted

4.1.18 Equity Requirement.

(a) On or prior to the Closing Date, Borrower shall furnish Lender with written evidence, satisfactory to Lender in its sole discretion, of equity in the Property in the amount of the Initial Equity Requirement.

(b) Within ninety (90) days of the Closing Date, Borrower shall furnish Lender with written evidence, satisfactory to Lender in its sole discretion, of equity in the Property in the amount of the Equity Requirement (which amount shall be inclusive of the Initial Equity Requirement).

4.1.19 Major Decisions. Notwithstanding anything contained herein to the contrary, Borrower shall (and shall cause, suffer or permit Sole Member or Holdings to) obtain Lender’s prior written consent before it takes or approves any of the following actions: (i) changing the express purpose of Borrower, Sole Member or Holdings as set forth in its respective operating agreement as of the date hereof, (ii) the dissolution, liquidation or merger of Borrower, Sole Member or Holdings with or into another entity; (iii) any sale or refinance of all or a portion of the Property; (iv) the purchase by Borrower, Sole Member or Holdings or the sale of any asset not in the ordinary course of business; (v) the purchase by Borrower, Sole Member or Holdings of the stock, membership interest or assets of another Person; (vi) the sale of all or substantially all of Borrower’s, Sole Member’s or Holding’s assets; (vii) taking any action to cancel or terminate any Material Agreement, Major Lease or Affiliate Agreement; (viii) selling, assigning, pledging, transferring, mortgaging, hypothecating or otherwise disposing of (by operation of law or otherwise) or encumbering any part of its interest in any Material Agreement, Major Lease or

Affiliate Agreement; (ix) waiving any default under or breach of any provisions of any Material Agreement, Major Lease or Affiliate Agreement; (x) waiving, failing to enforce, forgiving or releasing any right, interest or entitlement, howsoever arising, under or in respect of any provisions of any Material Agreement, Major Lease or Affiliate Agreement or varying or agreeing to the variation in any material way of any provisions of any Material Agreement, Major Lease or Affiliate Agreement or of the performance of any other Person under any Material Agreement, Major Lease or Affiliate Agreement; (xi) modifying, amending, restating or supplementing any Material Agreement, Major Lease or Affiliate Agreement; (xii) giving any consent under any Material Agreement, Major Lease or Affiliate Agreement; (xiii) petitioning, requesting or taking any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Major Lease, Material Agreement or Affiliate Agreement, (xiv) the borrowing of money from any Person, including banks and other lending institutions, (xv) guaranteeing or becoming obligated for the debt of any Person, and (xvi) entering into any contract, agreement or lease which requires payments by Borrower, Sole Member or Holdings in excess of $250,000 per annum.

4.1.20 Compliance with Material Agreements and Affiliate Agreements. Borrower shall (and shall cause, suffer or permit Sole Member or Holdings to): (a) perform and observe in all material respects all of its covenants and agreements contained in any Material Agreement, or Affiliate Agreement to which it is a party, (b) promptly give Lender copies of any default or other material notices or documents given by or on behalf of Borrower, Sole Member or Holdings, or received by or on behalf of Borrower, Sole Member or Holdings from any other Person under any Material Agreement or Affiliate Agreement, (c) enforce each material covenant or obligation of any Material Agreement or Affiliate Agreement in accordance with its terms, (d) take all reasonable and necessary action to prevent the termination of any Material Agreement or Affiliate Agreement in accordance with the terms thereof or otherwise, (e) after obtaining knowledge of any material default, or event (which with the giving of notice or the passage of time, or both would reasonably constitute a material default) under any Material Agreement or Affiliate Agreement, promptly deliver written notice to Lender of such default, and (f) promptly notify Lender in writing of the commencement (or threatened commencement) of any legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, affecting the Property or any Material Agreement or Affiliate Agreement.

Section 4.2 Borrower Negative Covenants.

Borrower covenants and agrees with Lender that throughout the Term:

4.2.1 Due on Sale and Encumbrance; Transfers of Interests. Except to the extent permitted pursuant to Article 8, neither Borrower nor any other Restricted Party shall, without the prior written consent of Lender, sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, assign, alienate, lease (except to Tenants under Leases that are not in violation of Section 4.1.10 hereof), grant any option with respect to or grant any other interest in the Property or any part thereof or interest therein, including any legal, beneficial, economic or voting interest in Borrower or any other Restricted Party, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or interest therein for a price to be paid in installments; (b) an agreement by Borrower for the leasing of all or a substantial part of the Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (c) if Borrower or any other Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (d) if Borrower or any other Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member, the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests; and (e) if Borrower or any other Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.

4.2.2 Liens. Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower, Sole Member or Holdings or any portion of the Property except for Permitted Encumbrances.

4.2.3 Dissolution. Neither Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Property, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (d) cause, permit or suffer Sole Member or Holdings to (i) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member or Holdings would be dissolved, wound up or liquidated in whole or in part or (ii) amend, modify, waive or terminate the operating agreement of Sole Member or Holdings, in each case without obtaining the prior consent of Lender.

4.2.4 Change in Use. Borrower shall not change the current use of the Property in any material respect.

4.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6 Intentionally Omitted.

4.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

4.2.8 Intentionally Omitted.

4.2.9 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.10 Principal Place of Business. Borrower shall not change its principal place of business, or cause or allow Sole Member or Holdings to change its principal place of business, from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

4.2.11 Change of Name, Identity or Structure. None of Borrower, Sole Member or Holdings shall change their name, identity (including its trade name or names) or corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s, Sole Member’s or Holdings’ structure, without first obtaining the prior written consent of Lender. Borrower shall, and shall cause Sole Member and Holdings to, execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

4.2.12 Intentionally Omitted.

4.2.13 ERISA.

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R §2510.3-101(f)(2); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R §2510.3-101(c) or (e)

4.2.14 Compliance with Restrictive Covenants, Etc. Borrower will not modify, waive in any material respect or release any easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

4.2.15 Operating Agreements. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to any Operating Agreement or allow or permit Sole Member or Holdings to execute modifications to any Operating Agreement.

4.2.16 Embargoed Person.

(a) At all times, throughout the term of the Loan, including after giving effect to any Transfers, (i) none of the funds or other assets of Borrower, Sole Member, Holdings or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (PATRIOT Act) of 2001 and any Executive Orders or regulations promulgated thereunder, each as may be amended from time to time, with the result that the investment in Borrower, Sole Member, Holdings or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, Sole Member, Holdings or any Guarantor, as applicable, with the result that the investment in Borrower, Sole Member, Holdings or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower, Sole Member, Holdings or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, Sole Member, Holdings or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

(b) Neither Borrower nor, to Borrower’s knowledge, any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

ARTICLE 5: INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

5.1.1 Insurance Policies.

(a) Unless otherwise agreed to by Lender in its sole and absolute discretion, Borrower, at its sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for Borrower and the Property providing at least the following coverages:

(i) Casualty insurance against loss or damage by fire, wind (including named storms), lightning and such other perils as are included in a standard “all risk” or “special form” policy, including riot and civil commotion, vandalism, terrorist acts, malicious mischief, burglary and theft, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) waiving depreciation. The Full Replacement Cost must be adjusted annually to reflect increased value due to inflation. If this is not provided, Inflation Guard Coverage will be required; (B) written on a no co-insurance form or containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $10,000.00 (except for deductibles for windstorm and earthquake coverage (except that coverage for loss caused by earthquake shall not exceed $5,000,000.00), which deductibles may be up to five percent (5%) of the total insurable value of the Property set forth in the Policy); and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including coverage for Loss to the Undamaged Portion, Demolition Costs and Increased Cost of Construction, all in amounts acceptable to Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

(ii) commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00) per location; (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;

(iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsections (iv) (if applicable), subsection (vi), subsection (x) and Section 5.1.1(h) below; (C) containing an extended period of indemnity endorsement which provides the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from the Property for a period of eighteen (18) months from the date of the Casualty. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the Gross Revenue from the Property for the succeeding eighteen (18) month period. Subject to Section 5.2.3(b), all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its Obligations to pay the Debt on the respective dates of payment provided for in the Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property and Liability coverage forms do not otherwise apply, coverage all in form and substance and with limits, terms and conditions acceptable to Lender including (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form, including coverage for one hundred percent (100%) of the total insurable costs of construction (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsections (i), (iii), (vi), (x) and Section 5.1.1(h), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) workers’ compensation, subject to the statutory limits of the State in which the Property is located, and employer’s liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Five Million and No/100 Dollars ($5,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) and, if applicable, subsection (v) above and (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender (if applicable);

(ix) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from the Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00) (if applicable); and

(x) upon sixty (60) days’ notice, such other insurance and in such amounts as Lender from time to time may request against such other insurable hazards which at the time are commonly insured against for properties similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and shall be subject to the approval of Lender as to form and substance including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance and, if requested by Lender, other documentation, in each case acceptable to Lender evidencing the Policies, accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall be subject to Lender’s approval and shall specifically allocate to the Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a). Lender shall have determined based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

(d) All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, in the case of liability coverages (except for the Policies referenced in Sections 5.1.1(a)(v) and (viii)) shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property coverages, including but not limited to boiler and machinery, terrorism, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(h) If any of the Policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, Borrower shall obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a “Qualified Carrier”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, Borrower shall obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

5.1.2 Insurance Company. All Policies required pursuant to Section 5.1.1 (a) shall be issued by companies authorized to do business in the State where the Property is located, with a financial strength and claims paying ability rating of “A” or better by S&P; (b) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as Lender and Mortgagee; (c) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (d) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (e) shall contain a waiver of subrogation against Lender; (f) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation; and (g) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Lender, at 230 Park Avenue, 12th Floor, New York, New York 10169, Attention: Mr. Steve Altman, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies; provided, however, that if certified copies of the current Policies are not available on the date hereof, Borrower shall deliver to Lender on the date hereof documentation acceptable to Lender evidencing such Policies and shall deliver to Lender certified copies of such Policies within ten (10) days after such Policies are available. Borrower shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). In addition to the insurance coverages described in Section 5.1.1) above, Borrower shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, submit proof of loss if not submitted promptly by Borrower. In the event of a Casualty where the loss does not exceed the Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing, and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments; provided, however, if Borrower fails to settle and adjust such claim within sixty (60) days after the Casualty, Lender shall have the right to settle and adjust such claim at Borrower’s cost and without Borrower’s consent. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3 Casualty Proceeds.

(a) Subject to Section 5.2.3(b), payments received on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding the last sentence of Section 5.1.1(a)(iii) above, and provided that no Event of Default shall exist and remain uncured, proceeds received by Lender on account of business or rental interruption or other loss of income insurance specified in Section 5.1.1(a)(iii) above shall be (a) deposited by Lender into the Cash Management Account (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith and such proceeds shall be applied by Lender in accordance with Section 6.11 hereof, and (b) provided that no Sweep Event shall have occurred, held by Lender and disbursed to Borrower (in installments relating to the relevant period) to the extent such proceeds (or a portion thereof) reflect a replacement for lost Rents for the relevant period, as determined by Lender in good faith. All other such proceeds not reflecting a replacement for lost Rents shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

(b) Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining Net Proceeds that will be received from the property insurance carriers are sufficient to pay one hundred percent (100%) of the cost of fully restoring the Improvements or, if such Net Proceeds are to be applied repay the Loan in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to pay off the Loan in full.

Section 5.3 Delivery of Net Proceeds.

5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, and that the condition in Section 5.3.2(a)(xiv) below has been satisfied, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held for the benefit of Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2 Major Casualty or Condemnation.

(a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i) no Event of Default shall have occurred and be continuing;

(ii)(A) in the event the Net Proceeds consists of Insurance Proceeds received in connection with a Casualty, then less than twenty-five percent (25%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty, or (B) in the event the Net Proceeds are an Award received in connection with a Condemnation, then less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of such Condemnation;

(iii) Leases requiring payment of annual rent equal to ninety percent (90%) of the Gross Revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(iv) the Ground Lease, the Management Agreement and all Operating Agreements shall remain in full force and effect during and after completion of the Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(v) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(vi) Lender shall be satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrower;

(vii) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Stated Maturity Date, (B) the earliest date required for such completion under the terms of any Lease, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii), without giving effect to any extended period of indemnity endorsement in respect of such coverage;

(viii) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(ix) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(x) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;

(xi) Borrower shall deliver to Lender a signed, detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Lender;

(xii) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s discretion to cover the cost of the Restoration;

(xiii) intentionally omitted; and

(xiv) notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage following a Condemnation (taking into account any planned Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than one hundred twenty-five percent (125%) (based solely on real property and excluding any personal property or going concern value) (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), no Net Proceeds will be released to Borrower unless the principal balance of the Loan is paid down by a “qualified amount” as such term is defined in IRS Rev. Proc. 2010-30, as the same may be modified, supplemented, superseded or amended from time to time, unless Lender receives an opinion of counsel that, if the foregoing prepayment is not made, the applicable REMIC Trust will not fail to maintain its status as a REMIC Trust as a result of such release.

(b) The Net Proceeds shall be paid directly to Lender for deposit into the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (i) all requirements set forth in Section 5.3.2(a) have been satisfied, (ii) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (iii) there exist no notices of pendency, stop orders, mechanics’ or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c) All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty or Condemnation, as applicable, provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and

Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Obligations.

(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

(h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Debt, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

ARTICLE 6: CASH MANAGEMENT AND RESERVE FUNDS

Section 6.1 Cash Management Arrangements.

Borrower shall cause all Rents and other Gross Revenue to be transmitted by tenants of the Property directly into a trust account (the “Clearing Account”) established and maintained by Borrower at a bank selected by Borrower and reasonably approved by Lender (the “Clearing Bank”) as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if Borrower or Manager receive any Gross Revenue from the Property, then (a) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (c) Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be disbursed in accordance with Section 6.11.1 hereof.

Section 6.2 Required Repairs Funds.

6.2.1 Deposit of Required Repairs Funds. Borrower shall perform the repairs and other work at the Property as set forth on Schedule V attached hereto (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule V. On the Closing Date, Borrower shall deposit or cause to be deposited with or on behalf of Lender the amount set forth on such Schedule V to perform the Required Repairs (the “Required Repairs Funds”), which Required Repairs Funds shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Required Repairs Account”).

6.2.2 Release of Required Repairs Funds.

(a) Lender shall, or shall direct Servicer to, disburse the Required Repairs Funds to Borrower out of the Required Repairs Account upon satisfaction by Borrower of each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Required Repairs Funds more frequently than once each calendar month, and each disbursement of Required Repairs Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Required Repairs Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). Upon Borrower’s completion of all Required Repairs in accordance with this Section 6.2, Lender shall, or shall direct Servicer to, disburse any remaining Required Repairs Funds held in the Required Repairs Account to Borrower, unless a Sweep Event has occurred, in which event such funds shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1.

(b) Nothing in this Section 6.2.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from Borrower additional sums to complete any Required Repairs.

(c) Borrower shall permit Lender and Lender’s agents and representatives (including Lender’s engineer, architect or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.2.2(c)).

(d) If a disbursement of Required Repair Funds will exceed $25,000.00, Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of Required Repairs Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(e) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount satisfactory to Lender.

Section 6.3 Tax Funds.

6.3.1 Deposits of Tax Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender (a) on the Closing Date, the amount of Fifty Five Thousand Eight Hundred Thirty Two and No/100 Dollars ($55,832.00) and (b) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”. If at any time, Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.

6.3.2 Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Tax Funds, if any, in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Sweep Event has occurred, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Tax Funds, such election to be made by Lender in its sole discretion. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.4 Insurance Funds.

6.4.1 Deposits of Insurance Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Insurance Account”). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”. If at any time, Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies; provided that if Borrower receives notice of any deficiency after the date that is thirty (30) days prior to expiration of the Policies, Borrower will deposit with or on behalf of Lender, such amount within one (1) Business Day after its receipt of such notice.

6.4.2 Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Insurance Funds, if any, in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Sweep Event has occurred, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Insurance Funds, such election to be made by Lender in its sole discretion. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.

Section 6.5 Intentionally Omitted.

Section 6.6 Rollover Funds.

6.6.1 Deposits of Rollover Funds.

(a) Borrower shall deposit or cause to be deposited with or on behalf of Lender (i) on each of January 1, 2013 and February 1, 2013, the amount of Five Hundred Thousand and No/100 Dollars ($500,000), and (ii) on each Monthly Payment Date thereafter, funds necessary to maintain a minimum balance in the Rollover Account of One Million and No/100 Dollars ($1,000,000.00), for tenant improvements and leasing commissions that may be incurred following the date hereof, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Rollover Account”). The minimum balance of the Rollover Account shall not be less than One Million Dollars ($1,000,000.00) during the Term of this Loan once the balance of the Rollover Account is equal to One Million Dollars ($1,000.000.00). Amounts deposited from time to time into the Rollover Account pursuant to this Section 6.6.1 are referred to herein as the “Rollover Funds”. Lender may from time to time reassess its estimate of the required monthly amount necessary for tenant improvements and leasing commissions and, upon notice to Borrower, Borrower shall be required to deposit with or on behalf of Lender each month such reassessed amount, which shall be transferred by or at the direction of Lender into the Rollover Account.

(b) In addition to the required deposit set forth in subsection (a) above, the following items shall be deposited into the Rollover Account and held as Rollover Funds and shall be disbursed and released as set forth in Section 6.6.2 below, and Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Cash Management Bank to deposit and hold such amounts in the Rollover Account pursuant to this Agreement and the Cash Management Agreement:

(i) All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of Borrower against third parties in connection with any Lease, (C) any default, rejection, termination, surrender or cancellation of any Lease (including in any Bankruptcy Action), lease buy-out and surrender payments from any Tenant (including any forfeited security deposit or payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, “Lease Termination Payments”), and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent); and

(ii) All sums paid with respect to any other extraordinary event pursuant to which Borrower receives payments or income (in whatever form) derived from or generated by the use, ownership or operation of the Property not otherwise covered by this Agreement or the Cash Management Agreement.

6.6.2 Release of Rollover Funds. Lender shall, or shall direct Servicer to, disburse the Rollover Funds to Borrower out of the Rollover Account provided (a) such disbursement is for an Approved Leasing Expense, (b) if the requested disbursement is for the payment or reimbursement of Approved Leasing Expenses associated with a Major Lease, Lender shall have reviewed and approved such Major Lease, and (c) Borrower shall have satisfied each of the Reserve Disbursement Conditions with respect to each such disbursement. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, and each disbursement of Rollover Funds must be in an amount not less than the Minimum Disbursement Amount (or a lesser amount if the total amount of Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

Section 6.7 Ground Rent Funds.

6.7.1 Deposits of Ground Rent Funds. Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date, an amount equal to the Ground Rent that will be payable under the Ground Lease for the month immediately following the month in which such Monthly Payment Date occurs, which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Ground Rent Account”). Amounts deposited from time to time into the Ground Rent Account pursuant to this Section 6.7.1 are referred to herein as the “Ground Rent Funds”. Such deposit may be increased from time to time by Lender in such amount as Lender shall deem to be necessary in its reasonable discretion to reflect any increases in the Ground Rent.

6.7.2 Release of Ground Rent Funds. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, apply the Ground Rent Funds to payments of Ground Rent. In making any payment relating to Ground Rent, Lender may do so according to any bill or statement given by the Ground Lessor without inquiry into the accuracy of such bill or statement or into the validity of any rent, additional rent or other charge thereof. If the amount of the Ground Rent Funds shall exceed the amounts due for Ground Rent, Lender shall, or shall direct Servicer to, disburse such excess to Borrower, unless a Sweep Event has occurred, in which event such excess shall be deposited into the Cash Management Account to be applied in accordance with Section 6.11.1, or credit such excess against future payments to be made to the Ground Rent Funds, such election to be made by Lender in its sole discretion.

Section 6.8 Operating Expenses.

From and after the occurrence of a Sweep Event, Borrower shall deposit or cause to be deposited with or on behalf of Lender on each Monthly Payment Date an amount sufficient to pay monthly Approved Operating Expenses at the Property in accordance with the Approved Annual Budget (together with additional funds, if any, for monthly Approved Operating Expenses not set forth in the Approved Annual Budget and monthly Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof), which amounts shall be transferred by or at the direction of Lender into an Account established to hold such funds (the “Operating Expense Account”). Amounts deposited from time to time into the Operating Expense Account pursuant to this Section 6.8 are referred to herein as the “Operating Expense Funds”. Provided no Event of Default shall exist and remain uncured, Lender shall, or shall direct Servicer to, disburse Operating Expense Funds to Borrower out of the Operating Expense Account promptly following each Monthly Payment Date for the payment of Approved Operating Expenses at the Property and any Extraordinary Expenses requested by Borrower and approved by Lender in accordance with the terms hereof in each case for the applicable monthly period.

Section 6.9 Excess Cash Flow Funds.

From and after the occurrence of a Sweep Event, Borrower shall deposit or cause to be deposited with or on behalf of Lender all Excess Cash Flow, which amounts shall be transferred by Cash Management Bank into an Account established to hold such funds (the “Excess Cash Flow Account”) and held as additional security for the Loan. Amounts deposited from time to time into the Excess Cash Flow Account pursuant to this Section 6.9 are referred to herein as the “Excess Cash Flow Funds”.

Section 6.10 Security Interest in Reserve Funds.

6.10.1 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrower’s right, title and interest in and to any and all monies, checks, notes, bonds, money orders, letters of credit, other instruments and other investment property now or hereafter deposited or held in the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

6.10.2 Interest on Certain Reserve Funds; Income Taxes. All Reserve Funds may be invested in Permitted Investments as directed by Lender in accordance with the terms of the Cash Management Agreement. Borrower acknowledges and agrees that the availability of and return on certain Permitted Investments depends, in part, upon the availability of Permitted Investments to the Cash Management Bank, the size of the balance of the applicable Reserve Funds and/or the frequency of deposits into and withdrawals from the Reserve Funds and that certain Permitted Investments may be or become unavailable from time to time with respect to the Reserve Funds for a variety of reasons, including, without limitation, any of the foregoing factors. Borrower acknowledges and agrees that the interest or income received on the Reserve Funds may not be the highest return available on cash-based investments and further acknowledges and agrees that none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be obligated to seek the highest return available on cash-based investments and none of Lender, any Servicer of the Loan, the Cash Management Bank or any of their respective agents or representatives shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall deposit with Lender an amount equal to any actual losses sustained on the investment of any funds constituting the Reserve Funds within one (1) Business Day of Lender’s notice. All earnings or interest on each of the Reserve Funds (other than the Tax Funds and the Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. All earnings and interest on the Tax Funds and the Insurance Funds shall be the sole property of and paid to Lender. Borrower shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds (other than the Tax Funds and the Insurance Funds).

6.10.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.11 Property Cash Flow Allocation.

6.11.1 Order of Priority of Funds in Cash Management Account. All funds deposited into the Clearing Account during the immediately preceding Interest Period, after the payment of (a) first, required payments of Ground Rent Funds into the Ground Rent Account as required under Section 6.7; (b) second, required payments of Tax Funds into the Tax Account as required under Section 6.3; (c) third, required payments of Insurance Funds into the Insurance Account as required under Section 6.4; (d) fourth, funds sufficient to pay the Monthly Debt Service Payment into the Debt Service Account; (e) fifth, required payments of Rollover Funds into the Rollover Account as required under Section 6.6; (f) sixth, funds sufficient to pay any interest accruing at the Default Rate, late payment charges and all other amounts, other than those described under other clauses of this Section 6.11.1, then due to Lender and/or any Lender Indemnified Party under the Loan Documents into the Debt Service Account for the payment of such amounts; and (g) seventh, when applicable, funds sufficient to make the required payments of Operating Expense Funds into the Operating Expense Account as required under Section 6.8 (the “Excess Cash Flow”) shall be swept by the Clearing Bank on a daily basis into Borrower’s operating account at the Clearing Bank, unless a Sweep Event has occurred, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and held by Lender as additional collateral for the Loan. Funds in the Cash Management Account may be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. As an alternative to establishing each Account required pursuant to the terms of this Agreement as a separate Eligible Account, Lender may also establish subaccounts of the Cash Management Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) whereupon all provisions of this Agreement referring to (i) any Account shall be deemed to apply instead to the corresponding subaccount and (ii) to the Accounts generally shall be deemed to apply instead to the Cash Management Account. The Clearing Account, the Cash Management Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all expenses of opening and maintaining all of the above accounts. For the avoidance of doubt, the obligations of Borrower after the occurrence of a Sweep Event shall continue notwithstanding the fact that the Sweep Event is subsequently cured.

6.11.2 Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (a) through (g) of Section 6.11.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account for such payments, and Borrower is not otherwise in Default hereunder, the failure by the Cash Management Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default. The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to the Loan Documents.

6.11.3 Application After Event of Default. Notwithstanding anything to the contrary contained in Section 6.11.1, upon the occurrence of an Event of Default, Lender shall be under no obligation to release or disburse any of the Reserve Funds and may, at its option, withdraw the Reserve Funds and any other funds of Borrower then in the possession of Lender, Servicer or Cash Management Bank (including any Gross Revenue) and apply such funds to the items for which the Reserve Funds were established or to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.12 Security Deposits.

6.12.1 Deposits into Tenant Security Account.

(a) Borrower shall deposit or cause to be deposited at Closing the sum of One Hundred Forty Four Thousand Two Hundred Nine and 13/100 ($144,209.13) Dollars into the Tenant Security Account,

(b) Borrower shall comply with all Legal Requirements and the requirements of any applicable Lease with respect to any security given under such Lease. Subject to the foregoing, Borrower shall deposit or cause to be deposited all Security Deposits (other than Lease Letters of Credit) under the Leases into the Tenant Security Account within (2) Business Days after receipt and comply, and cause the compliance with, all applicable Legal Requirements in connection with the acceptance, holding, use and releasing of the Security Deposits.

6.12.2 Disbursements from Tenant Security Account. Borrower may direct Lender to cause the Cash Management Bank to disburse funds from the Tenant Security Account in an amount equal to the applicable Security Deposit (or applicable portion thereof) at such time as no Event of Default has occurred and is continuing provided the proceeds are applied (i) in the ordinary course of business to sums due under the applicable Lease when the terms of such Lease or applicable Legal Requirements permit the application thereof or (ii) returned to the applicable Tenant pursuant to Legal Requirements or the terms of the applicable Lease which require Borrower to return such Security Deposit (or portion thereof). After the occurrence and during the continuation of an Event of Default, Borrower shall have no right to direct Lender to withdraw any amounts from the Tenant Security Account or apply any Security Deposits, except as may be approved by Lender. In the event an Event of Default has occurred and is continuing and Borrower is required pursuant to the terms of the applicable Lease or applicable Legal Requirements to return any Security Deposit (or portion thereof) to a Tenant, Borrower shall deliver a notice to Lender certifying same and stating the reason therefor. In such event, Lender shall, at Borrower’s sole cost and expense, instruct the Cash Management Bank to deliver the Security Deposit (or portion thereof) either, at Lender’s option, (1) to Borrower for delivery to the applicable Tenant or, at Lender’s election, (2) directly to the applicable Tenant. If an Event of Default exists, Lender shall have the rights and remedies with respect to the Tenant Security Account specified in this Agreement or in any other Loan Document.

6.12.3 Delivery of Lease Letter of Credit. Borrower covenants and agrees to deliver to Lender upon Borrower’s or Manager’s receipt thereof each Lease Letter of Credit executed in connection with any Lease, with the effect that Lender shall be the beneficiary thereunder. All Lease Letters of Credit shall provide that any drawing thereunder shall be by presentation of a clean sight draft, without any representations or warranties of the beneficiary and be irrevocable, transferable and otherwise acceptable to Lender in form, content and as to issuer.

6.12.4 Draws Upon Lease Letters of Credit. Borrower shall have the right to (i) make drawings under a Lease Letter of Credit at such time as no Event of Default has occurred and is continuing provided the proceeds are applied in the ordinary course of business to sums due under the applicable Lease when the terms of such Lease or applicable Legal Requirements permit the application thereof or (ii) return such Lease Letter of Credit to the applicable Tenant pursuant to Legal Requirements or the terms of the applicable Lease which require Borrower to return such Lease Letter of Credit. After the occurrence and during the continuation of an Event of Default, Borrower shall have no right to make a drawing under, or return, a Lease Letter of Credit, except as may be approved by Lender. In the event an Event of Default has occurred and is continuing and Borrower is required pursuant to the terms of the applicable Lease or applicable Legal Requirements to return any Lease Letter of Credit to the applicable Tenant, Borrower shall deliver a notice to Lender certifying same and stating the reason therefor and, if Lender shall be holding such Lease Letter of Credit pursuant to this Section 6.12, Lender shall, at Borrower’s sole cost and expense, either, at Lender’s option, (A) deliver the Lease Letter of Credit to Borrower, or (B) deliver the applicable Lease Letter of Credit to directly to the applicable Tenant.

6.12.5 Expiring Lease Letters of Credit. In the event that at any time any Lease Letter of Credit delivered to Lender by or on behalf of Borrower or Manager pursuant to this Section 6.12 by its terms (including pursuant to a notice given pursuant thereto) shall be due to expire within thirty (30) days, on or before the day which is thirty (30) days prior to such expiration, Borrower shall give notice thereof to Lender and Lender shall (or if Lender shall not receive such notice from Borrower, if Lender shall elect), to the extent permitted by the terms of the Lease Letter of Credit, the applicable Lease and applicable Legal Requirements, make a drawing on the Lease Letter of Credit in accordance with the applicable Lease and shall deposit such sums into the Tenant Security Account.

6.12.6 Indemnity. Borrower shall indemnify and hold the Indemnified Parties harmless from and against all Loss in connection with any claim by any Tenant or any Person claiming by or through Borrower or any Tenant in connection with any drawing by Lender at the request or direction of Borrower on the Lease Letter of Credit or the application of any proceeds thereof or the transfer of the Lease Letter of Credit unless arising from the gross negligence or willful misconduct of Lender or Lenders. This indemnity shall survive the payment and performance of the Debt.

ARTICLE 7: PROPERTY MANAGEMENT

Section 7.1 The Management Agreement.

Borrower hereby agrees that the fee paid to Manager, inclusive of any fees paid to CBRE and/or any other third party property manager or submanager engaged to provide property management services to the Property shall not exceed five percent (5%) of Gross Revenue in the aggregate (the “Management Fee”),. Borrower shall (a) cause Manager to manage the Property in accordance with the Management Agreement, (b) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed, (c) promptly notify Lender of any default under the Management Agreement of which it is aware, (d) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under the Management Agreement, and (e) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under the Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2 Prohibition Against Termination or Modification.

Borrower shall not (a) surrender, terminate, cancel, modify, renew or extend the Management Agreement (other than a renewal or extension provided for in the Management Agreement), (b) enter into any new or other agreement relating to the management or operation of the Property with Manager or any other Person, (c) consent to the assignment by Manager of its interest under the Management Agreement, or (d) waive or release any of its rights and remedies under the Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager and/or a management agreement such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such manager and management agreement. If at any time Lender consents to the appointment of a new manager and/or the execution of a management agreement under this Article 7 or under Article 8, such manager and Borrower shall, as a condition of Lender’s consent, execute a subordination of management agreement in the form then used by Lender.

Section 7.3 Replacement of Manager.

Lender shall have the right to require Borrower to replace Manager with a Person chosen by Borrower and approved by Lender upon the occurrence of any one or more of the following events: (a) from and after the Stated Maturity Date, (b) at any time following the occurrence of an Event of Default, (c) if at any time the minimum tenant occupancy at the Property for any two (2) consecutive calendar quarters months following the eighteen (18) month anniversary of the date hereof is below ninety percent (90%), (d) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (e) if Manager shall become insolvent or a debtor in any Bankruptcy Action, or (f) if at any time Manager has engaged in gross negligence, fraud or willful misconduct. Lender’s approval of a new manager under this Section 7.3 may be conditioned upon Borrower delivering a Rating Agency Confirmation, if and to the extent applicable, as to such manager and management agreement.

ARTICLE 8: PERMITTED TRANSFERS

Section 8.1 Permitted Transfer of the Property.

Lender shall not withhold its consent to the one-time Transfer of the Property to a Permitted Transferee and the assumption of the Loan by such Permitted Transferee provided that (a) Lender shall have received a notice from Borrower requesting Lender’s consent to such Transfer not less than sixty (60) days prior to the proposed date of Transfer, (b) no Default or Event of Default shall have occurred and remain uncured or shall occur solely as a result of such Transfer, (c) Lender shall have received a Rating Agency Confirmation as to the conveyance of the Property to the Permitted Transferee and any release and replacement of Guarantor as contemplated in clause (h) below, (d) Lender shall have received an agreement, in form and substance reasonably acceptable to Lender, pursuant to which Permitted Transferee has assumed all of Borrower’s obligations under the Loan Documents, (e) Borrower shall have paid to Lender an assumption fee equal to one and 00/100 percent (1%) of the Outstanding Principal Balance, (f) Lender shall have received such agreements, certificates, legal opinions and other documentation as may be reasonably requested by Lender, including, without limitation, a title insurance endorsement confirming the Lien of the Mortgage as a valid first lien on the Property, (g) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar in location, size, class, use, operation and value as the Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager), (h) prior to any release of any Guarantor, which release may only cover events or conditions occurring subsequent to the Transfer, (i) one (1) or more substitute guarantors acceptable to Lender shall (A) have assumed all obligations of Guarantor under the Guaranty and Environmental Indemnity for events or conditions occurring subsequent to the

Transfer or (B) have executed a replacement guaranty and a replacement environmental indemnity in each case in form and substance the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender, (ii) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (A) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such substitute guarantor(s) in accordance with their terms, and (B) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such release and replacement, and (iii) Lender and the Rating Agencies shall have received such other documentation and information as may be reasonably requested by Lender or requested by the Rating Agencies in connection with such release and replacement, including, without limitation, a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, (i) Borrower shall have delivered to Lender any consent required to be delivered by the ground lessor in connection with such Transfer and assumption, (j) Lender may, as a condition to evaluating any requested consent to such Transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated costs and expenses in evaluating any such request for consent, and (k) the Loan has been securitized pursuant to Section 9.1.

Section 8.2 Permitted Equity Transfers.

Notwithstanding anything contained herein to the contrary, (i) the membership interests in Borrower, Sole Member and Holdings shall not be transferred or assigned, in whole or in part, without Lender’s prior written consent, which consent may be withheld by Lender for any reason or no reason at all, (ii) Transfers of the capital stock of TNP Strategic Realty Trust, Inc. (“REIT”), shall be permitted provided such Transfers do not, individually, or when taken as a whole with any one or more related Transfers of the capital stock of REIT result in a Loss of Control Event, and (iii) Transfers of up to 49% of the partnership interests of OP shall be permitted provided such Transfers do not, individually, or when taken as a whole with any one or more related Transfers of the capital stock of OP result in a Loss of Control Event.

Section 8.3 Replacement Guarantor.

To the extent that any Guarantor is a natural person, the death or incompetency of such Guarantor shall be an Event of Default hereunder unless such Guarantor is replaced in accordance with this Section 8.3. Borrower shall be permitted to substitute a replacement guarantor (a “Substitution”) and no Event of Default shall be deemed to have occurred hereunder, provided that each of the following terms and conditions are satisfied: (a) no Default or Event of Default shall have occurred and remain uncured or would occur as a result of such Substitution; (b) within thirty (30) days after the occurrence of such death or incompetency, Borrower delivers to Lender notice of its intent to substitute such Guarantor and, concurrently therewith, gives Lender all such information concerning the proposed substitute guarantor as Lender may reasonably require, including, without limitation, certified financial statements detailing assets and liabilities; (c) the replacement guarantor is a Satisfactory Replacement Guarantor; (d) within fifteen (15) days after delivery of the written notice described in the preceding clause (b), such Satisfactory Replacement Guarantor assumes the obligations of

Guarantor under the Guaranty and the Environmental Indemnity for events or conditions occurring prior to, as of and after the Substitution; (e) concurrently with such assumption (i) such Satisfactory Replacement Guarantor delivers to Lender a spousal consent in form and substance acceptable to Lender, as and to the extent applicable, and (ii) each of Borrower, the remaining Guarantor and such Satisfactory Replacement Guarantor affirms each of their respective obligations under the Loan Documents; (f) if requested by Lender, such Satisfactory Replacement Guarantor executes a replacement guaranty and a replacement environmental indemnity in each case in form and substance the same as the Guaranty and the Environmental Indemnity, respectively, and otherwise reasonably acceptable to Lender; (g) Borrower delivers to Lender a Rating Agency Confirmation with respect to such Substitution; and (h) if required by Lender or the Rating Agencies, Borrower delivers to Lender an opinion in form and substance and from counsel satisfactory to Lender and the Rating Agencies in their sole discretion stating, among other things, (i) that the Guaranty and the Environmental Indemnity (or the new guaranty and environmental indemnity, as the case may be) are enforceable against such Satisfactory Replacement Guarantor in accordance with their terms, and (ii) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Substitution. No such death or replacement of a Guarantor shall hinder, impair, limit, terminate or effectuate a novation of the obligations or liabilities of any other Guarantor under any of the Loan Documents. As used herein, the term “Satisfactory Replacement Guarantor” shall mean a replacement guarantor that is acceptable to Lender, which determination shall be based upon, inter alia, (1) such replacement guarantor having (x) a direct or indirect ownership interest in Borrower, which is reasonably satisfactory to Lender, and (y) the ability to control Borrower, (2) such replacement guarantor having a net worth and liquidity reasonably satisfactory to Lender, (3) Lender’s receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such replacement guarantor, the results of which must be reasonably acceptable to Lender, (4) such replacement guarantor otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, and (5) such replacement guarantor being an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies. The foregoing shall apply whether or not the Loan is securitized. As used in this Section 8.3, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

Section 8.4 Costs and Expenses.

Borrower shall pay all costs and expenses of Lender in connection with any Transfer or replacement of any Guarantor, including, without limitation, the cost of any Rating Agency Confirmation and all reasonable fees and expenses of Lender’s counsel, and the cost of any required counsel opinions, including, without limitation, Insolvency Opinions and opinions related to REMIC Trusts or other securitization or tax issues.

ARTICLE 9: SALE AND SECURITIZATION OF MORTGAGE; LOAN REFINANCE

Section 9.1 Sale of Mortgage and Securitization.

(a) Lender shall have the right (i) to sell, assign, pledge or otherwise transfer the Loan or any portion thereof or interest therein to any Person, (ii) to sell participation interests in the Loan to any Person, or (iii) to securitize the Loan or any portion thereof or interest therein in one or more private or public single asset or pooled loan securitizations. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b) If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or applicable Legal Requirements in connection with any Secondary Market Transactions, including to:

(i)(A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, any Affiliate of Borrower or Guarantor and Manager, including, without limitation, the information set forth on Schedule VI attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Property, and (C) provide updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the information referred to in clauses (A), (B) and (C) shall hereinafter be referred to collectively as “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors, certificates of third party service providers or opinions of counsel acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender and the NRSROs, and their respective counsel, agents and representatives, as to bankruptcy non-consolidation, fraudulent conveyance and true sale, or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Borrower, Guarantor and any Affiliate of Borrower or Guarantor, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

(iii) provide updated (as of the closing date of any Secondary Market Transaction) representations and warranties made in the Loan Documents and such additional representations and warranties as Lender or the Rating Agencies may require;

(iv) subject to Section 9.3, execute modifications and amendments to the Loan Documents and Borrower’s organizational documents as Lender or the Rating Agencies may require, including, without limitation, the addition of one or more Independent Directors pursuant to the terms and provisions hereof;

(v) provide access to, and conduct tours of, the Property; and

(vi) provide certifications or other evidence of reliance acceptable to Lender and the Rating Agencies with respect to third party reports and other information obtained in connection with the origination of the Loan or any Updated Information.

(c) Borrower agrees that (i) Lender may disclose any information relating to Borrower, its Affiliates, the Property or the Loan (including information provided by or on behalf of Borrower or any of its Affiliates to Lender) to any Person (including, but not limited to, investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization) actually or potentially involved in or related to any Secondary Market Transaction or any other Person reasonably requesting such information and (ii) the findings and conclusions of any third-party due diligence report obtained by Lender or other Indemnified Persons may be made publicly available if required, and in the manner prescribed, by applicable Legal Requirements.

(d) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, financial, statistical or operating information or other information as Lender shall reasonably determine is necessary or appropriate (including items required (or items that would be required if the Securities issued in connection with a Securitization were offered publicly) to satisfy any and all disclosure requirements pursuant to the Securities Act (including, but not limited to, Regulation AB), the Exchange Act, any other applicable securities laws or any amendment, modification or replacement to any of the foregoing) or required by any other Legal Requirements, in each case, in connection with any Disclosure Document or any Exchange Act Filing or as may otherwise be reasonably requested by Lender.

Section 9.2 Securitization Indemnification.

(a) Borrower understands and agrees that information provided to Lender by Borrower or its agents, counsel and representatives may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the NRSROs, investment banking firms, accounting firms, law firms and other third-party advisory and service providers relating to a Securitization.

(b) Borrower hereby agrees (i) to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with a Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in connection with a Securitization, any other issuers, depositors, underwriters, placement agents or initial purchasers of Securities issued in connection with a Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates, and each Person that controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”) for any losses, liabilities, obligations, claims, damages, penalties, actions, judgments, suits, costs and expenses (collectively, the

“Liabilities”) to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender by Borrower, any Affiliate of Borrower or any of their respective agents, counsel or representatives, (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading and/or (C) a breach of the representations and warranties made by Borrower in Section 3.1.40 of this Agreement and (ii) to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (i) or (ii) above only to the extent that any such Liability arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property. This indemnity will be in addition to any liability which Borrower may otherwise have.

(c) In connection with any Exchange Act Filing or other reports containing comparable information that are required to be made available to holders of the Securities under Regulation AB or other applicable Legal Requirements, Borrower shall (i) indemnify the Indemnified Persons for Liabilities to which any Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission made in reliance upon and in conformity with (x) information furnished by or on behalf of Borrower (1) in connection with the preparation of the Disclosure Documents or (2) in connection with the underwriting or closing of the Loan or (y) any of the reports, statements or other information furnished by or on behalf of Borrower pursuant to the terms of this Agreement, including, without limitation, financial statements of Borrower and operating statements and rent rolls with respect to the Property, and (ii) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of a claim or the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Borrower, notify Borrower in writing of the commencement thereof, but the omission to so notify Borrower will not relieve Borrower from any liability which it may have to any Indemnified Person under this Section 9.2 except to the extent that failure to notify materially prejudices Borrower. In the event that any action is brought against any Indemnified Person, and it notifies Borrower of the commencement thereof, Borrower will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel satisfactory to such Indemnified Person. After notice from Borrower to such Indemnified Person of Borrower’s election to assume the defense of such action, such Indemnified Person shall pay for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Indemnified Person and Borrower and the Indemnified Person shall have reasonably concluded that there are legal defenses available to it and/or other Indemnified Persons that are different from or additional to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons at the cost of Borrower. Borrower shall not be liable for the expenses of more than one (1) separate counsel (in addition to local counsel) unless an Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) In order to provide for just and equitable contribution in circumstances in which any indemnification or reimbursement under this Section 9.2 is for any reason held to be unenforceable as to an Indemnified Person in respect of any Liabilities (or action in respect thereof) referred to herein which would otherwise be indemnifiable under this Section 9.2, Borrower shall contribute to the amount paid or payable by the Indemnified Person as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lender’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

Section 9.3 Severance Documentation.

Lender shall have the right, at any time (whether prior to or after any Secondary Market Transaction in respect of all or any portion of the Loan), to modify the Loan in order to create one or more new notes (including senior and junior notes), one or more additional components of the Note or Notes and/or one or more mezzanine loans (including amending Borrower’s organizational structure and the organizational documents of Borrower and its direct and indirect shareholders, partners, members and non-member managers to provide for one or more mezzanine borrowers), reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments); provided, however, that in creating such new notes or modified notes or mezzanine notes (a) Borrower shall not be required to modify the stated maturity of the Note, (b) the aggregate principal amount of all such new notes or modified notes or mezzanine notes shall, on the date created, equal the Outstanding Principal

Balance of the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, (c) the weighted average interest rate of all such new notes or modified notes or mezzanine notes shall, on the date created, equal the interest rate applicable to the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes, and (d) the scheduled debt service payments on all such new notes or modified notes or mezzanine notes shall, on the date created, equal the scheduled debt service payments under the Loan immediately prior to the creation of such new notes or modified notes or mezzanine notes. At Lender’s election, each note comprising the Loan may be subject to one or more Secondary Market Transactions. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification, including, without limitation, an amendment to the Cash Management Agreement to reflect the newly created notes, components and/or mezzanine loans.

Section 9.4 Secondary Market Transaction Costs.

All costs and expenses incurred by Borrower, Guarantor, Manager and their respective Affiliates and Lender in connection with Sections 9.1 and 9.3 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower.

Section 9.5 Loan Refinance.

Upon the written request of Lender, which request may be given by Lender to Borrower at anytime following the date hereof, Lender (or its designee) shall have the right to refinance the Outstanding Principal Balance upon terms that are acceptable to Lender in its sole discretion. Such refinance may consist of a senior loan, a mezzanine loan and/or preferred equity in Borrower, or any combination thereof; provided, however, that the economic terms of such refinance are not materially different from those set forth in this Agreement and the other Loan Documents. All costs and expenses incurred by Borrower, Guarantor and their respective Affiliates and Lender in connection with Sections 9.5 shall be paid by Borrower.

ARTICLE 10: DEFAULTS

Section 10.1 Events of Default.

(a) Each of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(i) if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due;

(ii) if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(iii) if any of the Taxes or Other Charges are not paid when due;

(iv) if the Policies are not (A) delivered to Lender or (B) kept in full force and effect, each in accordance with the terms and conditions hereof;

(v) subject to the provisions of Sections 8.1 and 8.2, if Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;

(vi) if any representation or warranty made by Borrower or any Guarantor in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made;

(vii)(A) if Borrower, Sole Member or Holdings shall make an assignment for the benefit of creditors or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if any Guarantor shall make an assignment for the benefit of creditors;

(viii)(A) if a receiver, liquidator or trustee shall be appointed for Borrower, Holdings or Sole Member or if Borrower, Holdings or Sole Member shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Holdings or Sole Member, or if any proceeding for the dissolution or liquidation of Borrower, Holdings or Sole Member shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Holdings or Sole Member, upon the same not being discharged, stayed or dismissed within thirty (30) days or (B) upon the declaration by Lender in its sole and absolute discretion that the same constitutes an Event of Default, if a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal, state, local or foreign bankruptcy law, or any similar federal, state, local or foreign law, shall be filed by or against, consented to, or acquiesced in by, any Guarantor, or if any proceeding for the dissolution or liquidation of any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the applicable Guarantor, upon the same not being discharged, stayed or dismissed within thirty (30) days;

(ix) if Borrower attempts to assign its rights or delegate its duties under any of the Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(x) if any of the assumptions contained in any Insolvency Opinion is or shall become untrue in any material respect;

(xi) if Borrower breaches any representation, warranty or covenant contained in Sections 3.1.24 or 4.1.15 hereof or in the definition of a Special Purpose Entity;

(xii) if the Advisory Agreement or any other agreement with TNP Strategic Retail Advisor, LLC, in its capacity as a manger, sponsor, advisor or other service provider to Borrower or the REIT is terminated or modified without Lender’s consent;

(xiii) subject to Borrower’s right to contest as provided in Section 3.6 of the Mortgage, if the Property becomes subject to any mechanic’s, materialman’s or other Lien except a Lien for Taxes not then due and payable;

(xiv) except as permitted herein, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(xv) if, without Lender’s prior written consent, (A) the Management Agreement is terminated (and no replacement Management Agreement and Assignment of Management Agreement has been executed in accordance with the terms and provisions of this Agreement), (B) the ownership, management or control of an Affiliated Manager is transferred, (C) there is a material change in the Management Agreement, or (D) there shall be a material default by Borrower under the Management Agreement;

(xvi) if Borrower ceases to continuously operate the Property or any material portion thereof as a shopping center for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Lender);

(xvii) if Borrower acts or neglects to act in such a manner as to be considered a default under the Operating Agreements;

(xviii) If Borrower fails to replace Guarantor with a Satisfactory Replacement Guarantor upon the death or incompetency of Guarantor in accordance with the terms and provisions of Section 8.3 hereof;

(xix) if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the Ground Lease as and when such rent or other charge is payable, (B) there shall occur any default by Borrower, as tenant under the Ground Lease, in the observance or performance of any term, covenant or condition of the Ground Lease on the part of Borrower, to be observed or performed, (C) if any one or more of the events referred to in the Ground Lease shall occur which would cause the Ground Lease to terminate without notice or action by the landlord under the Ground Lease or which would entitle the landlord to terminate the Ground Lease and the term thereof by giving notice to Borrower, as tenant thereunder, (D) if the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (E) if any of the terms, covenants or conditions of the Ground Lease shall in any manner be modified, changed, supplemented, altered, amended or waived without the consent of Lender;

(xx) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xix) above, (A) for ten (10) calendar days after the earlier of (1) Borrower’s knowledge thereof and (2) notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or (B) for thirty (30) calendar days after the earlier of (1) Borrower’s knowledge thereof and (2) notice from Lender, in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 calendar day period; and provided, further, that Borrower shall have commenced to cure such Default within such 30 calendar day period and shall thereafter diligently and expeditiously proceed to cure the same, such 30 calendar day period shall be extended for such additional time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) calendar days;

(xxi) if Borrower or the Sole Member terminates, removes or changes any independent manager or independent director without Lender’s prior written consent;

(xxii) if any Loss of Control Event occurs; or

(xxiii) if there shall be a default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such Loan Documents, whether as to Borrower, any Guarantor, Manager, the Property or any other Person (other than Lender), or if any other such event shall occur or condition shall exist, and the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations.

(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other Obligations of Borrower under the Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

(c) Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default described in Section 10.1(a)(xxii) above, Lender shall have all rights and remedies available to Lender pursuant to this Agreement and the other Loan Documents or at law or in equity, but shall forbear from foreclosing on the Collateral and from collecting interest at the Default Rate for a period of sixty (60) days (the “Forbearance Period”); provided, however, that (i) in the event that another Event of Default occurs or is continuing during the Forbearance Period, Lender shall no longer be required to forbear from foreclosing on the Collateral or collecting interest at the Default Rate, and (ii) this subsection (c) shall only apply with respect to subsection (vi) of the definition of Loss of Control Event if such sale or assignment of all, or substantially all of the outstanding shares of the REIT or OP in one or more related transactions is (A) initiated, set forth or controlled by a third party who is not Sponsor or an Affiliate of Borrower or Sponsor, and (B) pursuant to an arm’s length transaction with such third party.

Section 10.2 Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

(b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof. Borrower shall be obligated to pay all costs and expenses incurred in connection with the preparation, execution, recording and filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Lender’s Right to Perform.

If Borrower fails to perform any covenant or obligation contained in the Loan Documents, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided under any of the Loan Documents or releasing Borrower from any covenant or obligation under the Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand, and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest at the Default Rate. Lender shall have no obligation to send notice to Borrower of any such failure.

Section 10.4 Remedies Cumulative.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to the Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE 11: MISCELLANEOUS

Section 11.1 Successors and Assigns; Assignments and Participations.

Except as expressly permitted under Section 8.1, Borrower may not assign, transfer or delegate its rights or obligations under the Loan Documents without Lender’s prior written consent, and any attempted assignment, transfer or delegation without such consent shall be null and void. Lender may assign, pledge, participate, transfer or delegate, as applicable, to one (1) or more Persons, all or a portion of its rights and obligations under the Loan Documents. The assigning Lender shall have no further obligations under the Loan Documents from and after the date of any such assignment or transfer. In connection with any such assignment, pledge, participation, transfer or delegation, Lender may disclose to the assignee, pledgee, participant, transferee or delegee or proposed assignee, pledgee, participant, transferee or delegee, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of Borrower or any of its Affiliates. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender’s Discretion.

Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter, or to decide whether arrangements or terms are satisfactory or not satisfactory, shall be substituted therefor, which such decision shall be based upon Lender’s determination of Rating Agency criteria (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).

Section 11.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND DELIVERED TO LENDER BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND

IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, OR IN ANY FEDERAL OR STATE COURT OF THE STATE OF HAWAII, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Richard L. Yellen

Richard L. Yellen & Associates LLP

111 Broadway

New York, New York 10006

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTIONS.

Section 11.4 Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of any Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices.

(a) All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent: (i) by certified mail, postage prepaid, return receipt requested, or (ii) delivered by hand, or (iii) by reputable overnight courier, or (iv) by facsimile provided such notice is also transmitted by one of the methods specified in (i), (ii) or (iii) above, in each case addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (A) three (3) days after the date such Notice is mailed, if sent by registered or certified mail, (B) on the date of delivery by hand, if delivered during business hours on a Business Day (otherwise on the next Business Day), (C) on the next Business Day if sent by an overnight commercial courier, or (D) on the Business Day when sent if sent by facsimile and received by the recipient prior to 5:00 PM Eastern Time on the Business Day when sent, in each case addressed to the parties as follows:

If to Lender:

DOF IV REIT Holdings, LLC

230 Park Avenue, 12th Floor

New York, New York 10169

Attention: Ms. Abbey Kosakowski

Facsimile No.: (212) 883-2888

- and-

Attention: Mr. Steven Schwartz

Facsimile No.: (212) 883-2955

with a copy to	Torchlight Loan Services, LLC 230 Park Avenue, 12th Floor New York, New York 10169 Attention: Mr. Steve Altman Facsimile No.: (646) 253-9759

and with a copy to:	Cole, Schotz, Meisel, Forman & Leonard, P.A. Court Plaza North 25 Main Street Hackensack, New Jersey 07601 Attention: Richard W. Abramson, Esq. Facsimile No.: (201) 678-6218

If to Borrower:	TNP SRT Lahaina Gateway, LLC 1900 Main Street, Suite 700 Irvine, California 92614 Attention: Tony Thompson Facsimile No.: (949) 252-0212

with a copy to:	Kaplan Voekler Cunningham & Frank PLC 7 East Second Street Richmond, Virginia 23224 Attention: D. Zachary Grabill, Esq. Facsimile No.: (804) 525-1798

(b) Any party may change the address to which any such Notice is to be delivered, by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

Section 11.7 Trial by Jury.

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8 Headings.

The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under any Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences.

Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, federal, state, local or foreign law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under the Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 11.13 Expenses; Indemnity.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan Documents and any other documents or matters requested by Borrower or any Guarantor; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to the Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property or any other security given for the Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrower or any Guarantor under the Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any Bankruptcy Action; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction. Any costs due and payable to Lender may be paid, at Lender’s election in its sole discretion, from any amounts in the Cash Management Account.

(b) Borrower shall indemnify, defend and hold harmless the Lender Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any Lender Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Lender Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Lender Indemnified Party in any manner relating to or arising out of (i) any default or breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, the Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any materials or information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) any failure of the Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against such Lender Indemnified Party with respect thereto; (x) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xi) any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses or disbursements arise out of any untrue statement of any material fact in any materials or information provided by or on behalf of Borrower or arise out of the omission to state a material fact in such materials or information required to be stated therein or necessary in order to make the statements in such materials or information, in light of the circumstances under which they were made, not misleading (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnified Parties hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnified Parties, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnified Parties. The provisions of Section 11.13(a) and this Section 11.13(b) shall survive any payment or prepayment of the Loan and any foreclosure or satisfaction of the Mortgage.

(c) Borrower hereby agrees to pay for or, if Borrower’s fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of the Loan Documents, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to obtaining any such consent, approval, waiver or confirmation.

Section 11.14 Schedules Incorporated.

The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses.

Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims and defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) The Loan Documents are solely for the benefit of Lender and nothing contained in the Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity.

All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender or any of its Affiliates shall be subject to the prior approval of Lender.

Section 11.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims.

Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors.

Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

Section 11.22 Exculpation.

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Gross Revenues, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenues and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however: (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, the Mortgage or any other Loan Document concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in any such document;

(ii) material physical waste or, after the occurrence and during the continuance of an Event of Default, the removal or disposal of any portion of the Property;

(iii) the misapplication, misappropriation or conversion by Borrower, Sole Member, Holdings, any Guarantor or any Affiliate of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, or (C) any Gross Revenues (including, without limitation, Lease Termination Payments and any security deposits, advance deposits or any other deposits collected with respect to the Property (including the failure to deliver any such deposits to Lender upon a foreclosure of the Property or an action in lieu thereof, except to the extent any such deposits were applied in accordance with the terms and conditions of the applicable Lease prior to the occurrence of the Event of Default giving rise to such foreclosure or action in lieu thereof));

(iv) the failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents;

(v) the failure to (A) pay Taxes or (B) obtain and maintain the fully paid for Policies in accordance with Section 5.1 hereof;

(vi) the failure by Borrower, Sole Member, Holdings, any Guarantor or any Affiliate of any of the foregoing to reasonably cooperate with Lender’s execution of a Secondary Market Transaction pursuant to the terms and provisions of Section 9.1 hereof;

(vii) the failure by Borrower to satisfy in full its indemnification obligations pursuant to and in accordance with the term and provisions of Section 9.2 hereof;

(viii) the commission or purported commission of a criminal act by Borrower, Sole Member, Holdings, any Guarantor or any of their respective Affiliates;

(ix) Borrower fails to (A) permit on-site inspections of the Property, (B) provide financial information, or (C) timely appoint a new property manager at the request of Lender, each as required by, and in accordance with, the terms and provisions of, the Loan Documents;

(x) the amendment, modification, termination, cancellation or acceptance of a surrender of any Affiliate Agreement or Material Agreement, or the waiver of any of the terms or provisions of any Affiliate Agreement or Material Agreement, in each case without Lender’s prior written consent unless in accordance with the terms of Section 4.1.19 hereof;

(xi) fraud or intentional misrepresentation by or on behalf of Borrower, Sole Member, Holdings, any Guarantor, or any Affiliate of any of them in connection with the Loan or the Property;

(xii) gross negligence or willful misconduct of Borrower, Sole Member, Holdings, Guarantor or any Affiliate of any of them in connection with the Loan or the Property;

(xiii) any fraud, misrepresentation, misleading or incorrect certification or breach of any representation, warranty or certification contained in this Guaranty or any other Loan Document by Borrower, Sole Member, Holdings, Guarantor or any Affiliate or in any document executed in connection with the Loan, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral or the Property;

(xiv) Borrower’s, Sole Member’s, Holding’s or any Guarantor’s failure to act in accordance with Lender’s instructions with respect to the enforcement of the Loan Documents;

(xv) Borrower’s, Sole Member’s, Holding’s or any Guarantor’s violation of any jury or counterclaim waiver provisions set forth in the Loan Documents;

(xvi) any assertion by Borrower, Sole Member, Holdings, Guarantor or any Affiliate that the relationship between Lender and Borrower is anything other than that of a debtor/creditor arising under the Loan Documents;

(xvii) a breach of any of the covenants set forth in Section 4.1.19 hereof; or

(xviii) Borrower enters into any Lease without the consent of Lender or, after having entered into same with Lender’s consent any amendment, modification, termination, cancellation or acceptance of a surrender of any Lease, or the waiver of any of the terms or provisions of any Lease, in each case without Lender’s prior written consent unless in accordance with Section 4.1.10 hereof.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur:

(i) Borrower fails to comply with any representation, warranty or covenant set forth in Sections 3.1.24 or 4.1.15 hereof or Sole Member or Holdings fails to maintain its status as a Special Purpose Entity;

(ii) Borrower fails to obtain Lender’s prior consent to any Indebtedness or any voluntary Lien encumbering the Property or any portion thereof or interest therein, except to the extent expressly permitted by the Loan Documents;

(iii) Borrower, Sole Member, Holdings, any Guarantor or any Affiliate fails to obtain Lender’s prior consent to any Transfer, except to the extent expressly permitted by the Loan Documents;

(iv) Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor files a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law;

(v) an Affiliate, officer, director or representative which controls, directly or indirectly, Borrower, Sole Member, Holdings, Gateway Holdings, REIT, Advisor, OP, OP Holdings or Sponsor files, or joins in the filing of, an involuntary petition against Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor from any Person;

(vi) Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;

(vii) any Affiliate, officer, director or representative which controls Borrower, Sole Member, Holdings, Gateway Holdings, REIT, Advisor, OP, OP Holdings or Sponsor consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor or any portion of the Property;

(viii) Borrower, Sole Member, Holdings, Gateway Holdings, any Guarantor, Advisor, OP, OP Holdings or Sponsor makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ix) the Ground Lease is amended, modified, canceled, terminated or surrendered, or any of the terms or provisions of the Ground Lease are waived, in each case without Lender’s prior written consent unless in accordance with the Loan Agreement;

(x) Borrower, Sole Member or Holdings fails to have two (2) independent managers or removes or terminates any independent manager without Lender’s prior written consent;

(xi) Borrower fails to comply with the terms of that certain Post-Closing Agreement of even date herewith by Borrower in favor of Lender;

(xii) Borrower’s failure to fund the Equity Requirement in accordance with the terms of the Loan Agreement; or

(xiii) Borrower, Sole Member, Holdings any Guarantor (or any Person comprising Borrower or any Guarantor), or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgage, this Guaranty or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which is frivolous, brought in bad faith, without merit (in the case of a defense) or unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief).

As used in this Section 11.22, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

Section 11.23 Prior Agreements.

The Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated October 10, 2012 (as amended) between Anthony W. Thompson of Thompson National Properties, LLC and Lender, are superseded by the terms of the Loan Documents.

Section 11.24 Servicer.

(a) At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between

Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees and any other initial costs relating to or arising under the Servicing Agreement. In addition, Borrower shall pay (i) any fees and expenses of Servicer (including, without limitation, attorneys’ fees and disbursements), which fees and expenses may be due and payable on a periodic or continuing basis in accordance with the Servicing Agreement, in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or any Guarantor, special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, any liquidation fees that may be due to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement and (ii) the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement). Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor under the Loan Documents.

(c) Provided Borrower shall have received notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all notices and other documents and instruments which Borrower and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 11.24(c).

Section 11.25 Joint and Several Liability.

If more than one Person has executed any of the Loan Documents as “Borrower,” the representations, covenants, warranties and obligations of all such Persons under such Loan Documents shall be joint and several.

Section 11.26 Creation of Security Interest.

Notwithstanding any other provision set forth in the Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under any of the Loan Documents (including, without limitation, payments owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or to secure a borrowing by Lender or its Affiliates from any Person that purchases or funds financial assets.

Section 11.27 Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.28 Set-Off.

In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by Legal Requirements, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in accordance with Legal Requirements, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.29 Certain Additional Rights of Lender (VCOC).

Notwithstanding anything to the contrary contained in the Loan Documents, Lender shall have:

(a) the right to routinely consult with and advise Borrower’s management regarding the significant business activities and business and financial developments of Borrower, including, but not limited to, with respect to (i) annual operating and capital budgets, (ii) insurance, (iii) material leases and lease forms, (iv) property management and leasing agents and amendments, modifications or termination of any agreements with such agents, and (v) changes in business; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times upon reasonable notice;

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice; and

(c) the right, in accordance with the terms of this Agreement, including, without limitation, Section 4.1.7 hereof, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness.

The rights described above in this Section 11.29 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender. As used in this Section 11.29, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

DOF IV REIT HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Abbey Kosakowski
Name:	Abbey Kosakowski
Title:	Authorized Signatory

BORROWER:

TNP SRT LAHAINA GATEWAY, LLC,
a Delaware limited liability company

By:	TNP SRT Lahaina Gateway Mezz, LLC,
a Delaware limited liability company,
its sole member

By:	TNP SRT Lahaina Gateway Mezz Holdings, LLC,
a Delaware limited liability company,
its sole member

By:	TNP SRT Lahaina Gateway Holdings, LLC,
a Delaware limited liability company,
its sole member

By:	TNP Strategic Retail Operating Partnership, LP,
a Delaware limited partnership,
its sole member

By:	TNP Strategic Retail Trust, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Dee Balch
Name:	Dee Balch
Title:	CFO

SCHEDULE I

DEFINITIONS

“Account” shall mean an Eligible Account at the Cash Management Bank controlled by Lender.

“Act” shall mean the Delaware Limited Liability Company Act, as may be amended and restated from time to time.

“Adjusted Operating Expenses” shall mean, as of any date of determination by Lender, the greater of (i) actual Operating Expenses incurred during the preceding twelve (12) month period and (ii) the Operating Expenses provided for in the then-effective Approved Annual Budget for the succeeding twelve (12) month period, annualized and determined on a line by line basis in each case; provided, however, in the event that the Annual Budget has not been approved by Lender under Section 4.1.7(e) and/or Borrower has failed to deliver the financial statements required pursuant to this Agreement, Lender shall determine the amount of Adjusted Operating Expenses in its sole and absolute discretion.

“Advisor” shall mean TNP Strategic Retail Advisor, LLC.

“Advisory Agreement” shall mean that certain Amended and Restated Advisory Agreement dated as of August 7, 2010 by and among the REIT, OP and Advisor, as thereafter amended.

“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly ten percent (10%) or more of all equity interests in such Person, (ii) is in control of, is controlled by or is under common ownership or control with such Person, (iii) is a director or executive officer of such Person or of an Affiliate of such Person, and/or (iv) is the spouse, issue or parent of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning. For avoidance of doubt, among others, each of TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, L.P., TNP SRT Lahaina Gateway Holdings, LLC, Holdings and Sole Member shall be deemed an Affiliate of Borrower.

“Affiliate Agreement” shall mean any contract and agreement with Thompson National Properties, LLC or any Affiliate thereof, or an Affiliate of Borrower, Sole Member, Holdings or Guarantor relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, including without limitation, the Advisory Agreement.

“Affiliated Manager” shall mean any Manager that is an Affiliate of Borrower, Sole Member or any Guarantor.

“ALTA” shall mean American Land Title Association, or any successor thereto.

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“Alteration Threshold” shall mean one percent (1%) of the Outstanding Principal Balance.

“Annual Budget” shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of anticipated Gross Revenue, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.7(b)(iv).

“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower and either (i) included in the Approved Annual Budget or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

“Approved Leasing Expenses” shall mean actual out-of-pocket expenses incurred by Borrower in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease, (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

“Approved Operating Expenses” shall mean Operating Expenses incurred by Borrower which (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees payable to Manager under the Management Agreement, such amounts not to exceed four percent (4%) of the monthly Gross Revenue, or (iv) have otherwise been approved by Lender.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean those certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the date hereof, among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Action” shall mean with respect to any Person (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under

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the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal, state, local or foreign bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (v) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Borrower” shall have the meaning set forth in the Recitals to this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of Servicer are located.

“Capital Expenditure Account” shall have the meaning set forth in Section 6.5.1.

“Capital Expenditure Funds” shall have the meaning set forth in Section 6.5.1.

“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.

“Capital Expenditures Work” shall mean any labor performed or materials installed in connection with any Capital Expenditure.

“Cash Management Account” shall have the meaning set forth in Section 6.1.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Borrower, Lender, Manager and Cash Management Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Management Bank” shall mean an Eligible Institution acceptable to Lender in its sole discretion.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

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“Casualty and Condemnation Account” shall have the meaning set forth in the Cash Management Agreement.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Clearing Account” shall have the meaning set forth in Section 6.1.

“Clearing Account Agreement” shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Borrower, Lender, Manager and Clearing Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Clearing Bank” shall have the meaning set forth in Section 6.1.

“Closing Date” shall mean the date of the funding of the Loan or November 7, 2012.

“Closing Payment” shall mean a loan closing payment due by Borrower to Lender on the Closing Date in the amount of Three Hundred Thousand and 00/100 ($300,000.00) Dollars.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean, except as otherwise set forth herein, possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), notwithstanding the fact that another Person may retain approval or veto rights over certain significant actions affecting the property or assets of a Person. Notwithstanding the foregoing, with respect to the REIT, a Person shall be deemed to Control Borrower if it, or its appointees, hold three (3) or more of the seats on the board of directors of the REIT.

“CPI” shall mean the Consumer Price Index, as published by the United States Department of Labor, Bureau of Labor Statistics for the region in which the Property is located or any substitute index hereafter adopted by the United States Department of Labor.

“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Loan Documents.

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“Debt Service” shall mean, with respect to any particular period of time, the aggregate amount of scheduled principal and interest payments due and payable under the Note.

“Debt Service Account” shall have the meaning set forth in the Cash Management Agreement.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) five percent (5%) above the Interest Rate.

“Disclosure Document” shall mean, collectively, any written materials used or provided to any prospective investors and/or NRSROs in connection with any public offering or private placement in connection with a Securitization, including, but not limited to, any preliminary or final offering circular, prospectus, prospectus supplement, free writing prospectus, private placement memorandum or other offering documents, marketing materials or information.

“Easements” shall have the meaning set forth in Section 3.1.12.

“Eligible Account” shall have the meaning set forth in the Cash Management Agreement.

“Eligible Institution” shall have the meaning set forth in the Cash Management Agreement.

“Embargoed Person” shall have the meaning set forth in Section 4.2.16.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“Equity Requirement” shall mean the contribution (and not loan) by Guarantor to Borrower of an amount equal to Five Million Eight Hundred Eighty Thousand Dollars ($5,880,000.00).

“ERISA” shall have the meaning set forth in Section 4.2.13.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Excess Cash Flow” shall have the meaning set forth in Section 6.11.1.

“Excess Cash Flow Account” shall have the meaning set forth in Section 6.9.

“Excess Cash Flow Funds” shall have the meaning set forth in Section 6.9.

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“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization.

“Extraordinary Expense” shall have the meaning set forth in Section 4.1.7(c).

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“Fitch” shall mean Fitch IBCA, Inc.

“Forbearance Period” shall have the meaning set forth in Section 10.1(c).

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Gateway Holdings” shall mean TNP SRT Lahaina Gateway Holdings, LLC.

“Government Lists” shall have the meaning set forth in Section 4.2.16(b).

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Gross Revenue” shall mean all revenue, including, without limitation, Rents, derived from the ownership and operation of the Property from whatever source.

“Ground Lease” shall mean that certain Ground Lease, dated February 2, 2005, between Lahaina Gateway Commercial, LLC, a Washington limited liability company, as landlord, and Borrower, as tenant (as successor by assignment from Central Pacific Bank, a Hawaii corporation, as successor to Bilarjo, LLC, a Hawaii limited liability company, as successor by assignment from Kohoma Development, Inc., a Washington corporation), as amended by a certain Amendment to Ground Lease, dated August 15, 2012.

“Ground Rent” shall mean any rent, additional rent or other charge payable by the tenant under the Ground Lease.

“Ground Rent Account” shall have the meaning set forth in Section 6.7.1.

“Ground Rent Funds” shall have the meaning set forth in Section 6.7.1.

“Guarantor” shall mean, individually and collectively, as the context may require, Anthony W. Thompson and TNP Strategic Retail Trust, Inc., a Maryland corporation.

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“Guaranty” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hedge Losses” shall mean all actual losses incurred by Lender or its affiliates in connection with the hedge positions taken by Lender or its affiliates with respect to the Interest Rate. Borrower acknowledges that such hedging transactions may include the sale of U.S. Obligations or other securities and/or the execution of certain derivative transactions, which hedging transactions would have to be “unwound” if all or any portion of the Loan is paid down.

“Holdings” shall mean TNP SRT Lahaina Gateway Mezz Holdings, LLC, a Delaware limited liability company.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Indemnified Persons” shall have the meaning set forth in Section 9.2(b).

“Independent Director” or “Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience as an independent director, independent manager or independent member and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally-recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower and that provides professional Independent Directors or Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

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(a) a member, partner, equityholder, manager, director, officer or employee of Borrower, any equityholder that is required hereby to be a Single Purpose Entity, or any of their respective equityholders or Affiliates (other than as an Independent Director or Independent Manager of an Affiliate of Borrower that is a Single Purpose Entity that is not in the direct chain of ownership of Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b) a creditor, supplier or service provider (including provider of professional services) to Borrower, any equityholder that is a Single Purpose Entity, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the Independent Director or Independent Manager of a Single Purpose Entity affiliated with Borrower shall not be disqualified from serving as an Independent Director or Independent Manager of the Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Initial Equity Requirement” shall mean the contribution (and not loan) by Guarantor to Borrower of an amount equal to Two Million Eight Hundred Eighty Thousand and 00/100 ($2,880,000) Dollars.

“Insurance Account” shall have the meaning set forth in Section 6.4.1.

“Insurance Funds” shall have the meaning set forth in Section 6.4.1.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

“Insurance Proceeds” shall mean all payments from any insurance company payable as a result of the Policies required by Article 5 hereof or any other insurance policy covering the Property and/or Borrower.

“Interest Period” shall have the meaning set forth in Section 2.3.1.

“Interest Rate” shall mean a rate of: (a) 9.483% per annum from the date hereof through the first full calendar month of the Term; (b) 9.419% per annum for the second calendar month of the Term; (c) 9.353% per annum for the third calendar month of the Term; (d) 9.286% per annum for the fourth through twelfth calendar month of the Term; and (e) 11.429% per annum for the remainder of the Term.

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“Key Principal” shall mean Anthony W. Thompson.

“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lease Letter of Credit” means a letter of credit issued for the benefit of Borrower as security for the payment and performance of a Tenant’s obligation under its Lease.

“Lease Termination Payments” shall have the meaning set forth in Section 6.6.1(b)(i).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of Governmental Authorities affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantor or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Securities Act, the Exchange Act, Regulation AB, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the Americans with Disabilities Act of 1990, the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, any Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the Recitals to this Agreement.

“Lender Indemnified Parties” shall mean Lender and any designee of Lender, any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the issuer, sponsor, depositor or seller in connection with such Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in a Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issues in a Securitization, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan, any Person in whose name the Lien created by the Loan Documents are or will be recorded or filed, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or

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prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), any Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure thereof, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business, as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, participants, successors and assigns of any and all of the foregoing.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without the payment of a transfer fee), clean, evergreen (or not expiring until at least thirty (30) Business Days after the Stated Maturity Date) sight draft letter of credit acceptable to Lender and the Rating Agencies in favor of Lender and entitling Lender to draw thereon in New York, New York based solely on a statement purportedly executed by an officer of Lender stating that it has the right to draw thereon issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution and with respect to which Borrower has no reimbursement obligation. The evergreen clause of each Letter of Credit shall provide that the expiration date of such Letter of Credit shall automatically extend (i.e., without requiring a consent, approval, amendment or other modification) for additional periods from the current or each future expiration date unless the issuing bank provides Lender and Servicer with written notice that such Letter of Credit will not be renewed at least sixty (60) days, and not more than ninety (90) days, prior to the date on which the outstanding Letter of Credit is scheduled to expire. Lender shall have the right immediately to draw down any Letter of Credit in full and hold the proceeds of such draw in the same manner as funds deposited in the Reserve Funds (i) if at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, (ii) with respect to an evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire, (iv) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided prior to such termination), or (v) during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of any of the foregoing events and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Property or any interest therein, or any direct

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or indirect interest in Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of Twenty Nine Million and 00/100 Dollars ($29,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.

“Loss of Control Event” shall mean (i) any change in the composition or number of independent directors of the REIT without Lender’s consent, (ii) any change in the number of members of the board of directors of the REIT (the “Board”) or the voting power of any of the members of the Board without Lender’s consent, (iii) any change, in the composition of the Board or otherwise, which results in Key Principal no longer appointing, or having the authority to appoint, at least two (2) members to the Board (“Key Principal’s Board Seats”), (iv) any change to the individuals holding the Key Principal’s Board Seats without Lender’s prior approval, (v) any change in the composition or purpose of each of the audit, compensation and special committees of the REIT without Lender’s consent, (vi) the establishment or formation of any other committee of the REIT without Lender’s consent, (vi) the sale or assignment of all, or substantially all of the outstanding shares of the REIT or partnership interests of OP in one or more related transactions, or (vii) with respect to OP, a change of Control.

“Major Lease” shall mean the Ground Lease and any other Lease or proposed lease (a) that accounts for ten (10%) percent or more of the Gross Revenue of the Property, (b) that accounts for more than 2,500 square feet of rental space at the Property, (c) that contains an option or preferential right to purchase all or any portion of the Property, (d) that is with an Affiliate of Borrower or Guarantor, as tenant, or (e) that is executed by Borrower during the continuance of an Event of Default. Notwithstanding clause (e) in the event that a Lease executed during the continuance of an Event of Default would not otherwise qualify as a Major Lease pursuant to any of clauses (a), (b), (c) or (d), upon termination or cessation of such Event of Default, such Lease described in clause (e) shall cease to be a “Major Lease”.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property.

“Manager” shall mean TNP Property Manager, LLC, a Delaware limited liability company, or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents, including, without limitation, Article 8.

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“Material Action” means, with respect to any Person, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal, state, local or foreign law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.

“Material Adverse Effect” shall mean any material adverse effect upon (i) the business operations, economic performance, assets, condition (financial or otherwise), equity, contingent liabilities, prospects, material agreements or results of operations of Borrower, Sole Member, any Guarantor or the Property, (ii) the ability of Borrower or any Guarantor to perform their respective obligations under any of the Loan Documents, (iii) the enforceability or validity of any of the Loan Documents, the perfection or priority of any Lien created under any of the Loan Documents or the rights, interests or remedies of Lender under any of the Loan Documents, or (iv) the value, use operation of, or cash flows from, the Property.

“Material Agreements” shall mean (a) the Ground Lease and all other documents executed or delivered by Borrower or an Affiliate in connection therewith, (b) all brokerage and management agreements and construction documents associated with the Property, (c) all agreements between Borrower or any Affiliate and Central Pacific Bank or its Affiliate, including without limitation, the Purchase and Sale Agreement, and (d) each other contract and agreement relating to the ownership, management, development, use, operation, leasing (but not Leases), maintenance, repair or improvement of the Property, as to which either (i) there is an obligation of Borrower to pay more than $50,000 per annum, or (ii) the term thereof extends beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind).

“Material Alteration” shall have the meaning set forth in Section 4.1.11.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

“Monthly Debt Service Payment” shall have the meaning set forth in Section 2.3.1.

“Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the Term commencing with January 1, 2013.

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“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean that certain first priority Leasehold Mortgage, Assignment of Leases and Rents. Security Agreement and Financing Statement as Fixture Filing, dated as of the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Operating Income” shall mean, the amount by which Gross Revenue exceeds Operating Expenses, provided, however, that for purposes of determining Gross Revenue, (a) the effects of straight-lining of rents shall be eliminated, and (b) Gross Revenue shall exclude (1) extraordinary items of revenue (for example, lease termination payments), and (2) rents paid by tenants then subject to a pending proceeding under the bankruptcy Code (unless the applicable tenant has reaffirmed its applicable lease).

“Net Proceeds” shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Insurance Proceeds or (ii) the net amount of the Award payable as a result of any Condemnation of the Property, after deduction of reasonable costs and expenses (including reasonable attorneys’ fees and costs), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“Note” shall have the meaning set forth in Section 2.1.2.

“Notice” shall have the meaning set forth in Section 11.6.

“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally-recognized statistical rating agency for purposes of the Exchange Act irrespective of whether or not such credit rating agency has been engaged by Lender or another Indemnified Person to rate any of the Securities issued in connection with a Securitization of the Loan or any portion thereof.

“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.

“OFAC” shall have the meaning set forth in Section 4.2.16(b).

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Sole Member.

“OP” shall mean TNP Strategic Retail Operating Partnership, LP.

“OP Holdings” shall mean TNP Strategic Retail Op Holdings, LLC.

“Operating Agreements” shall mean any covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

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“Operating Expense Account” shall have the meaning set forth in Section 6.8

“Operating Expense Funds” shall have the meaning set forth in Section 6.8.

“Operating Expenses” shall mean all costs and expenses relating to the operation, maintenance and/or management of the Property, including utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and management fees payable under the Management Agreement, but excluding actual Capital Expenditures, depreciation, amortization, Debt Service and deposits required to be made to the Reserve Funds.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in the Note or any other Loan Document; and (iii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

“Patriot Act Offense” shall have the meaning set forth in Section 4.2.16(b).

“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy and otherwise acceptable to Lender, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) any workers’, mechanics’ or similar Liens on the Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted Transferee” shall mean a corporation, partnership (including a limited or limited liability limited partnership) or limited liability company that satisfies the following conditions: (i) such transferee and Transferee’s Principals shall be acceptable to Lender, which determination shall be based upon, inter alia, (a) such transferee and Transferee’s Principals having an aggregate net worth and liquidity reasonably satisfactory to Lender, (b) Lender’s

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receipt of searches (including credit, negative news, OFAC, litigation, judgment, lien and bankruptcy searches) reasonably required by Lender on such transferee and Transferee’s Principals, the results of which must be reasonably acceptable to Lender, and (c) such transferee and Transferee’s Principals otherwise satisfying Lender’s then current applicable underwriting criteria and requirements, (ii) such transferee shall qualify as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, and (iii) such transferee, together with Transferee’s Principals, shall be an experienced operator and/or owner of properties similar in location, size, class, use, operation and value as the Property, as evidenced by financial statements and other information reasonably requested by Lender or requested by the Rating Agencies.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, real estate investment trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Pledge” shall have the meaning set forth in Section 12.1.

“Pledge Agreement” shall mean, collectively, that certain (i) Pledge and Security Agreement, dated the date hereof, executed and delivered by Sole Borrower as security for the Obligations, and (ii) Pledge and Security Agreement, dated the date hereof, executed and delivered by Holdings as security for the Obligations, each encumbering, among other things, the applicable Pledged Collateral, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Pledged Collateral” shall collectively mean (i) the one hundred percent (100%) ownership interest of Sole Member in borrower, and (ii) the one hundred percent (100%) ownership interest of Holdings in Sole Member.

“Pledged Equity” shall have the meaning set forth in the Pledge Agreements.

“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Pro Forma Gross Revenue” shall mean, as of any date of determination by Lender, all sustainable Gross Revenue for the succeeding twelve (12) month period as determined by Lender, including, but not limited to, Rents, service fees or charges, license fees, parking fees, utility charges, escalations, rent concessions or credits and other pass-through or reimbursements paid by Tenants under Leases, but excluding: (i) Rents from Tenants that have not accepted or are not in possession of the premises demised under their respective Leases, (ii) Rents from Tenants that (a) are not in occupancy or are not open for business and conducting normal business operations at substantially all of their respective demised premises, (b) have not commenced paying then current monthly Rent (less any rent abatement) under their respective Leases, or (c) are in a free rent period under their respective Leases, (iii) Rents subject to a right of offset or credit, (iv) Rents from Tenants that have delivered notice to Borrower that they will be vacating the demised premises or terminating their respective Leases, (v) Rents from Tenants under Leases that are expiring within six (6) months from the date of determination by Lender,

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(vi) Rents from month-to-month Tenants, (vii) Rents from Tenants that are included in any Bankruptcy Action or Tenants whose lease guarantors or parent companies are included in any Bankruptcy Action, (viii) Rents from Tenants under Leases that, if entered into after the date of this Agreement, are not pursuant to written Leases satisfying the requirements of this Agreement, (ix) Lease Termination Payments and other payments or income received by Borrower in connection with any other extraordinary event, including payments or income contemplated by Section 6.6.1(b), (x) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, (xi) refunds and uncollectible accounts, (vi) sales of furniture, fixtures and equipment, (xii) Insurance Proceeds (other than business or rental interruption or other loss of income insurance applicable to the period under consideration (including Insurance Proceeds that Lender elects to treat as business or rental interruption Insurance Proceeds pursuant to Section 5.2.3)), (xiii) Awards, (xiv) security deposits, utility and other similar deposits, (xv) any disbursements to Borrower from the Reserve Funds, and (xvi) interest on credit accounts.

“Pro Forma Net Cash Flow” shall mean, as of any date of determination by Lender, (i) Pro Forma Gross Revenue, less (ii)(a) Adjusted Operating Expenses and (b) Capital Expenditures for the succeeding twelve (12) month period as determined by Lender.

“Property” shall mean the parcel of real property demised under the Ground Lease, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the granting clause of the Mortgage.

“Purchase and Sale Agreement” shall mean that certain Sale Agreement, dated as of June     , 2012, with respect to the Property between Central Pacific Bank, as seller, and TNP Acquisitions, LLC, as purchaser, as thereafter reinstated, amended and assigned to Borrower.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s, Fitch, DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion; provided, however, if (i) a Securitization has not occurred or (ii) a Securitization has occurred but any Rating Agency, within the period of time provided in the Securitization’s pooling and servicing agreement (or similar agreement), has not responded to the request for a Rating Agency Confirmation or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for a Rating Agency Confirmation, then, Lender’s written approval shall be required in lieu of a Rating Agency Confirmation from such Rating Agency, which such approval shall be based on Lender’s good faith determination of whether such Rating Agency would issue a Rating Agency Confirmation (unless Lender has an independent approval right in respect of the matter at issue pursuant to the terms of this Agreement, in which case the discretion afforded to Lender in connection with such independent approval right shall apply instead).

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“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such regulation may be amended from time to time.

“Regulation S-K” means Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

“Regulation S-X” means Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

“Related Loan” shall mean (i) a loan made to an Affiliate of Borrower or Guarantor or secured by a Related Property that is included in a Securitization with the Loan or any portion thereof or interest therein or (ii) any loan that is cross-collateralized or cross-defaulted with the Loan.

“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of “Significant Obligor” to the Property.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or any interest therein.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Action) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds.

“Required Repairs Account” shall have the meaning set forth in Section 6.2.1.

“Required Repairs Funds” shall have the meaning set forth in Section 6.2.1.

“Required Repairs” shall have the meaning set forth in Section 6.2.1.

“Reserve Disbursement Conditions” shall mean (i) Borrower shall have submitted a request for payment to Lender at least ten (10) days prior to the date on which Borrower has requested such payment be made, which request specifies the Required Repairs, Capital

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Expenditures or Approved Leasing Expenses, as applicable, to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iii) Lender shall have received (a) an Officer’s Certificate from Borrower (1) (A) in the case of a requested disbursement of Capital Expenditure Funds, stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, or (B) in the case of a requested disbursement of Rollover Funds, stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (2) stating that all Required Repairs, Approved Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements at the Property, as applicable, to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the Required Repairs, Approved Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements, as applicable, to be funded by the requested disbursement or, in the case of a requested disbursement of Rollover Funds for leasing commissions, the broker entitled to such leasing commissions to be funded by the requested disbursement, (4) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (5) stating that the Required Repairs, Capital Expenditures or Approved Leasing Expenses, as applicable, to be funded have not been the subject of a previous disbursement of Required Repair Funds, Capital Expenditure Funds or Rollover Funds, as applicable, (6) stating that all previous disbursements of Required Repair Funds, Capital Expenditure Funds or Rollover Funds, as applicable, have been used to pay the previously identified Required Repairs, Capital Expenditures or Approved Leasing Expenses, as applicable, and (7) stating that all outstanding trade payables (other than those to be paid from the requested disbursement) have been paid in full, (b) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs, Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements, as applicable, and not previously delivered to Lender, (c) lien waivers or other evidence of payment satisfactory to Lender, (d) at Lender’s option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, (e) at Lender’s option, if the cost of the Required Repairs, Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements, as applicable, exceeds $25,000.00, a report satisfactory to Lender in its reasonable discretion from an architect or engineer approved by Lender in respect of such architect or engineer’s inspection of the Required Repairs, Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements, as applicable, and (f) such other evidence as Lender shall reasonably request to demonstrate that the Required Repairs, Approved Capital Expenditures or Approved Leasing Expenses, as applicable, to be funded by the requested disbursement have been completed (in the case of Required Repairs, Approved Capital Expenditures or Approved Leasing Expenses consisting of tenant improvements) and are paid for or will be paid upon such disbursement to Borrower.

“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Cash Management Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, the Operating Expense Funds, the Ground Rent Funds, the Rollover Funds, the Excess Cash Flow Funds, any other escrow or reserve fund established by the Loan Documents and such other amounts deposited by or on behalf of Borrower with Lender as security for the Loan pursuant to the Loan Documents.

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“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean one percent (1%) of the Outstanding Principal Balance.

“Restricted Party” shall mean, collectively, (i) Borrower, Sole Member, any Guarantor, and any Affiliated Manager and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower, Sole Member, any Guarantor, any Affiliated Manager or any non-member manager.

“Rollover Account” shall have the meaning set forth in Section 6.6.1.

“Rollover Funds” shall have the meaning set forth in Section 6.6.1.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sale Agreement” shall mean that certain Sale Agreement, dated as of June 14, 2012, between Central Pacific Bank, as seller, and TNP Acquisitions, LLC, as buyer, as amended by a certain Amendment and Restatement of Sale Agreement, dated as of October 9, 2012, with respect to the Property.

“Satisfactory Replacement Guarantor” shall have the meaning set forth in Section 8.3.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1(a).

“Servicer” shall have the meaning set forth in Section 11.24.

“Security Deposit” means any Cash deposit or deposits delivered or required to be delivered by a Tenant to Borrower (or to Manager, as agent for Borrower ) as security for the performance of Tenant’s obligations under its Lease.

“Servicing Agreement” shall have the meaning set forth in Section 11.24.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

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“Significant Tenant” shall mean any Tenant under a Lease which, either individually, or when taken together with any other Lease with such Tenant or its Affiliates: (i) covers more than 2,500 square feet at the Property; or (ii) constitutes more than 10% of the total annual Rents.

“Sole Member” shall mean TNP SRT Lahaina Gateway Mezz, LLC, a Delaware limited liability company, the sole member of Borrower.

“Special Purpose Entity” shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof, unless otherwise approved in writing by Lender:

(a) is organized (i) with respect to Borrower, solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, financing, refinancing the Property, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) with respect to Sole Member and Holdings, solely for the purpose of acquiring, owning, holding and managing the applicable Pledged Collateral;

(b) is not engaged and will not engage in any business unrelated to the acquisition, development, ownership and/or leasing, management or operation of the Property;

(c) does not have and will not have any assets other than those related to (i) the Property, with respect to Borrower, and (ii) the applicable Pledged Collateral, with respect to Sole Member and Holdings;

(d) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or any amendment of its articles of incorporation, by-laws, limited partnership certificate, limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e) if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a certificate of limited partnership and limited partnership agreement, or (iii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity (A) will not dissolve, merge, liquidate or consolidate; (B) will not sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest; (C) will not engage in any other business activity, other than as permitted pursuant to the Loan Documents, or amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; and (D) shall not take any action of the type described in clauses (a), (c), (d) or (g) of the definition of “Material Action” with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest or is the direct or indirect general partner or manager without the affirmative vote of all of the directors of the entity including the Independent Directors or Independent Managers and in each case has a board of directors or board of managers with not less than two (2) Independent Directors or Independent Managers, as applicable;

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(f) if such entity is a limited partnership, has as its only general partner a Single Purpose Entity;

(g) is and intends to remain solvent and pay its debts and liability (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any Person to make additional capital contributions or loans to such entity;

(h) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(i) has maintained and will maintain its accounts, books and records separate from any other Person and, to the extent required under applicable law, will file its own tax returns, except to the extent that it is required or allowed to file consolidated tax returns by law;

(j) has not commingled and will not commingle its funds or assets with those of any other Person;

(k) has held and will hold its assets in its own name;

(l) has maintained and will maintain financial statements that properly and accurately show its separate assets and liabilities and do not show the assets or liabilities of any other Person, and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required by or in accordance with GAAP; provided, however, such entity’s assets and liabilities may be included in a consolidated financial statement with its Affiliates provided that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(m) has paid and will pay its own liabilities and expenses, including, but not limited to, the salaries of its own employees (if any), only out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations; provided, however, that the foregoing shall not require any Person to make any additional capital contributions or loans to such entity;

(n) has observed and will observe all material corporate, partnership or limited liability company formalities, as applicable;

(o) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

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(p) other than with respect to the Pledged Collateral, has not and will not acquire obligations or securities of its members or shareholders or any other affiliate;

(q) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an affiliate;

(r) uses and will use separate invoices and checks bearing its name or the address of the Property. The invoices, and checks utilized by the Single Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is acting as the Single Purpose Entity’s agent;

(s) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(t) has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by a Person other than an affiliate of Borrower and not as a division or part of any other Person; except for services rendered under a business management services agreement with an Affiliate so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(u) has not identified and will not identify its partners, members or shareholders, or any affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(v) has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that, after payment of the Debt, cash flow is insufficient to pay such obligation;

(w) if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions;

(x) except pursuant to the Loan Documents, does not and will not have any of its obligations guaranteed by any Affiliate,

(y) has at least two (2) Independent Directors or Independent Managers; and

(z) without the affirmative vote of all its directors or managers (including its Independent Directors or Independent Managers) or if the entity is a limited partnership or limited liability company with more than one member, the affirmative vote of all of the directors or manager (including the Independent Directors or Independent Managers) of the general partner or managing member of such entity), will not take any action of the type described in the definition of “Material Action” with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest other than as expressly permitted in the Loan Documents.

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“Sponsor” shall mean Thompson National Properties, LLC.

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Stated Maturity Date” shall mean November     , 2017.

“Substitution” shall have the meaning set forth in Section 8.3.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Sweep Event” shall mean (i) the occurrence of an Event of Default, (ii) the occurrence of an event of default under the Management Agreement, (iii) the date on which any Significant Tenant vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises or otherwise “goes dark” or notifies Borrower that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises or otherwise “go dark”, or (iv) the date on which any Significant Tenant (or any such Significant Tenant’s parent company, if applicable) (a) shall become insolvent or a debtor in any Bankruptcy Action or (b) shall have its senior unsecured debt rating be downgraded below “BBB-” by S&P or the equivalent of such rating by any other Rating Agency.

“Tax Account” shall have the meaning set forth in Section 6.3.1.

“Tax Funds” shall have the meaning set forth in Section 6.3.1.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Tenant Security Account” shall mean an account into which shall be deposited all Security Deposits.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

“Transfer” shall have the meaning set forth in Section 4.2.1.

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“Transferee’s Principals” shall mean, with respect to any proposed transferee, such transferee’s shareholders, partners, members or non-member managers that, directly or indirectly, (i) own ten percent (10%) or more of the legal, beneficial or economic interests in such Transferee or (ii) are in control of such Transferee. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the term “controlled” shall have a correlative meaning.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption or (ii) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), as amended, which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding, and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.

“U.S. Person” shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

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